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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement
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ABM Industries Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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551 Fifth Avenue, Suite 300
New York, New York 10176

February 4, 2014

Dear Fellow Shareholders:

You are cordially invited to attend the 2014 Annual Meeting of Shareholders of ABM Industries Incorporated at Hotel Sofitel New York, 45 West 44th Street, New York, New York 10036, on Wednesday, March 5, 2014, at 10:00 a.m. The Notice of Meeting and Proxy Statement and accompanying proxy card describe in detail the matters to be acted upon at the meeting.

Whether or not you plan to attend the meeting in person, please take the time to vote on the Internet, by telephone or by mailing your proxy card. As explained in the Proxy Statement, you may revoke your proxy at any time before it is actually voted at the meeting.

Only shareholders of record at the close of business on January 15, 2014 will be entitled to vote at the meeting and any adjournments thereof. A list of shareholders on that date will be available for inspection by any shareholder for ten days prior to the meeting during normal business hours at ABM's corporate headquarters located at 551 Fifth Avenue, Suite 300, New York, New York 10176. You may make an appointment to review the list of shareholders by contacting ABM at (212) 297-0200.

If you plan to attend the meeting in person and vote at the meeting, please remember to bring a form of personal identification with you. If you are acting as a proxy for another shareholder, please bring appropriate documentation from the record owner for whom you are acting as a proxy. If you will need any special assistance at the meeting, please contact ABM at (212) 297-0200 prior to the meeting.

We look forward to seeing you at the meeting.

Maryellen C. Herringer Chairman of the Board of Directors	Henrik C. Slipsager President and Chief Executive Officer

551 Fifth Avenue, Suite 300
New York, New York 10176

 2014 ANNUAL MEETING OF SHAREHOLDERS
WEDNESDAY, MARCH 5, 2014
10:00 A.M.
NOTICE OF MEETING AND PROXY STATEMENT

YOUR VOTE IS IMPORTANT

ABM Industries Incorporated (ABM or the Company) will hold its 2014 Annual Meeting of Shareholders at Hotel Sofitel New York, 45 West 44th Street, New York, New York 10036, on Wednesday, March 5, 2014, at 10:00 a.m. The items of business at the annual meeting are:

  Item One: Election of three directors to serve three-year terms until the 2017 Annual Meeting and until their successors are duly elected and qualified. The Board recommends a vote FOR each of the nominees.

  Item Two: Ratification of the selection of KPMG LLP as ABM's independent registered public accounting firm for the current year. The Board recommends a vote FOR this proposal.

  Item Three: Advisory vote to approve executive compensation. The Board recommends a vote FOR this proposal.

  Item Four: Approval of an amendment of the 2004 Employee Stock Purchase Plan. The Board recommends a vote of FOR this proposal.

  Item Five: Transact such other business as may properly come before the meeting.

If you are a shareholder of record, you may vote in any one of four ways: in person by attending the Annual Meeting, by Internet, by telephone or by mail using the enclosed proxy card. Specific voting information is included under the caption "Voting Procedures." Only shareholders of record at the close of business on January 15, 2014, are entitled to vote. On that day 55,788,765 shares of ABM common stock were outstanding. Each share entitles the holder to one vote.

The ABM Board of Directors asks you to vote in favor of the director nominees, for the ratification of KPMG LLP as ABM's independent registered public accounting firm, for the approval, on an advisory basis, of the compensation of our executive officers and for approval of an amendment of the 2004 Employee Stock Purchase Plan. This Proxy Statement provides you with detailed information about each of these matters. We encourage you to read this Proxy Statement carefully. In addition, you may obtain information about ABM from our Annual Report on Form 10-K for the fiscal year ended October 31, 2013, and from the ABM 2013 Annual Report to Shareholders, as well as from additional documents that we have filed with the Securities and Exchange Commission that are available on ABM's website at www.abm.com.

This Notice and Proxy Statement are dated February 4, 2014, and were first mailed, together with a proxy card, to shareholders on or about February 4, 2014.

Shareholders may obtain free of charge a copy of our latest annual report (without exhibits) as filed with the SEC by writing to: Investor Relations, ABM Industries Incorporated, Corporate Headquarters, 551 Fifth Avenue, Suite 300, New York, New York 10176 or calling (212) 297-0200. In addition, all of our public filings, including our Annual Report on Form 10-K, can be found free of charge on the SEC's website at www.sec.gov.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on March 5, 2014

The Proxy Statement, Annual Report on Form 10-K for the fiscal year ended October 31, 2013 and ABM 2013 Annual Report to Shareholders and the means to vote by Internet are available at www.proxyvote.com.

Instead of receiving paper copies of future annual reports and proxy statements in the mail, you can elect to receive an e-mail that will provide an electronic link to these documents. Choosing to receive your proxy materials online will save us the cost of producing and mailing documents to you as well as conserve natural resources. With electronic delivery, we will notify you by e-mail as soon as the annual report and proxy statement are available on the Internet, and you can easily submit your shareholder vote online. If you are a shareholder of record, you may enroll in the electronic delivery service at the time you vote by marking the appropriate box on your proxy card, or by selecting electronic delivery if you vote on the Internet, and following the enrollment instructions. If you are a beneficial holder, you may also have the opportunity to receive annual meeting materials electronically. Please check the information provided in the proxy materials mailed to you by your brokerage firm, bank or trustee.

You may contact ABM at (212) 297-0200 to obtain directions to the site of the Annual Meeting.

i

ii

 Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. You should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

• Time and Date:	10:00 a.m. Eastern Time, March 5, 2014
• Place:	Hotel Sofitel New York 45 West 44th Street New York, New York 10036
• Record Date:	January 15, 2014
• Voting:	Shareholders

Meeting Agenda

  •
  Election of three directors
  •
  Ratification of the selection of KPMG LLP as ABM's independent registered public accounting firm for fiscal year 2014
  •
  Non-binding advisory vote to approve executive compensation
  •
  Approval of an amendment of the 2004 Employee Stock Purchase Plan
  •
  Transact any other business that may properly come before the meeting

Voting Matters

Board Proposals	Board Vote Recommendation	Page Reference (for more detail)

Election of Directors	FOR EACH DIRECTOR NOMINEE	6
Ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2014	FOR	59
Non-binding advisory vote to approve executive compensation	FOR	60
Approval of an amendment of the 2004 Employee Stock Purchase Plan	FOR	60

Board Nominees

The following table provides summary information about each director who is nominated for election. Each director nominee will serve a three-year term expiring at the 2017 Annual Meeting of Shareholders.

Name	Age	Director Since	Occupation	Independent	Committee Assignments

Anthony G. Fernandes	68	2007	Former Chairman, CEO	X	Audit (Chair)
Maryellen C. Herringer	70	1993	Attorney at Law	X	Compensation
Stephen M. Kadenacy	45	2013	Chief Financial Officer	X	Audit

VOTING PROCEDURES AND ANNUAL MEETING ATTENDANCE

Who may vote and how many votes do I have?

Shareholders of record at the close of business on the record date, January 15, 2014, may vote. On that date, there were 55,788,765 outstanding shares of ABM common stock.

All of the shares of ABM's common stock are entitled to vote at the meeting. Shareholders of record will have one vote for each share they hold.

How many votes must be present to hold the annual meeting?

A majority of the votes that may be cast (at least 27,894,383 votes), present in person or represented by proxy, is needed to hold the 2014 Annual Meeting. If you properly vote on any proposal, your shares will be included in the number of shares to establish a quorum for the annual meeting. Shares represented by proxy cards marked "abstain" or returned without voting instructions will be counted as present for the purpose of determining whether the quorum for the annual meeting is satisfied. In addition, if you hold shares through a bank or brokerage account, your shares will be counted as present for the purpose of determining whether the quorum for the annual meeting is satisfied, even if you do not provide voting instructions to your bank or brokerage firm. However, neither these shares nor any abstentions will count in the voting results.

We urge you to vote by proxy even if you plan to attend the meeting. That will help us to know as soon as possible that we have enough votes to hold the meeting. Returning your proxy card will not affect your right to revoke your proxy or to attend the 2014 Annual Meeting and vote in person.

How do I vote my shares?

You may vote at the annual meeting by proxy or in person.

If you are a "holder of record" (that is, if your shares are registered in your own name with our transfer agent), you have several options. You may vote by telephone, on the Internet or by attending the meeting and voting in person. In addition, you may vote by mail using the enclosed proxy card.

If you hold your shares in "street name" (that is, if you hold your shares through a broker, bank or other holder of record), you received this proxy statement and voting instruction card from your broker, bank or other holder of record. The voting instruction card explains which voting options are available to you. As the beneficial owner of shares held in street name, you have the right to direct your bank or broker how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to "routine" items, but it will not be permitted to vote your shares with respect to "non-routine" items. In the case of a non-routine item, your shares will be considered "broker non-votes" on that proposal. If you want to vote in person at the annual meeting, you must obtain a power of attorney or proxy from your broker, bank or other holder or record authorizing you to vote. You must bring this power of attorney or proxy to the meeting.

How do I attend the annual meeting?

All shareholders as of the record date, January 15, 2014, or their proxy holders, are welcome to attend the annual meeting. If you are voting by mail, by telephone or via the Internet, but still wish to attend the meeting, follow the instructions on your proxy card or via the Internet ( www.proxyvote.com) to tell us that you plan to attend. When you arrive at the meeting, please look for the "Shareholders' Welcome Desk," where you will be asked for photo identification in order to receive your admittance card.

If you hold your shares in street name and you decide to attend, you must bring to the meeting a copy of your bank or brokerage statement evidencing your ownership of ABM Industries Incorporated common stock as of the record date. Please go to the "Shareholders' Welcome Desk" and provide the bank or brokerage statement, as well as your photo identification, in order to obtain an admittance card.

What happens if the annual meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Can I change or revoke my proxy?

Yes, you may change your vote or revoke your proxy at any time at or before the annual meeting. If you are a holder of record, you may change your vote or revoke your proxy through any of the following means:

  •
  by casting a new vote by telephone or the Internet prior to the annual meeting, or by properly completing and signing another proxy card with a later date and returning the proxy card prior to the annual meeting;

  •
  giving written revocation to our Corporate Secretary prior to the annual meeting directed to the address on page 4, or at the meeting; or

  •
  voting in person at the annual meeting.

What if I do not indicate my vote for one or more of the matters on my proxy card?

If you are a registered shareholder and you return a proxy card without indicating your vote, your shares will be voted in accordance with the Board's recommendations for proposals described in this proxy statement.

What if I do not return a proxy card or vote at the annual meeting?

If you are a registered shareholder and you do not return a proxy card or vote at the annual meeting, your shares will not be voted and will not count towards the quorum requirement to hold the annual meeting. Your shares that are not voted will not affect the outcome of any of the Company's proposals.

What if my shares are held in "street name" and I do not give my bank or broker instructions on how to vote?

If your shares are held in "street name" and you do not give your bank or broker instructions on how to vote, your shares will be counted towards the quorum requirement for the annual meeting.

The failure to instruct your bank or broker how to vote will have one of two effects on the proposals for consideration at the annual meeting, depending upon the type of proposal. For the election of directors in Proposal 1, and for Proposals 3 and 4, absent instructions from you, the bank or broker may not vote your shares at all and your shares will be considered broker non-votes, which will have no effect on the outcome of the proposal. For Proposal 2, involving ratification of our independent registered public accounting firm for 2014, the broker may vote your shares at its discretion.

Will my vote be confidential?

Yes. Your vote is confidential and will not be disclosed to our directors or employees.

Will the Company's independent registered public accounting firm be present at the annual meeting?

Yes, representatives of KPMG LLP (KPMG) will attend the meeting. They will be available during the meeting to answer your questions and they will have the opportunity to make a statement, if they desire to do so. The Audit Committee of our Board has approved the appointment of KPMG as our independent registered public accounting firm for our 2014 fiscal year.

Will our directors attend the annual meeting?

It is expected that all of our directors will attend our annual meeting. All directors attended the 2013 Annual Meeting of Shareholders.

Who will be soliciting proxies on our behalf?

The Company pays the cost of preparing proxy materials and soliciting your vote. Proxies may be solicited on our behalf by our directors, officers or employees by telephone, electronic or facsimile transmission or in person.

Who will count the vote?

Broadridge Financial Solutions, Inc. will be the proxy tabulator and IVS Associates, Inc. will act as the Inspector of Election.

What is "householding"?

Shareholders who hold their shares in the name of their bank or broker and live in the same household as other shareholders may receive only one copy of this Proxy Statement. This practice is known as "householding." If you hold your shares in your broker's name and would like additional copies of these materials, please contact your broker. If you receive multiple copies and would prefer to receive only one, please contact your broker. ABM does not use householding for the copies of the proxy statement that it delivers directly to shareholders.

SHAREHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND
COMMUNICATING WITH OUR BOARD

How do I submit a shareholder proposal or director nomination for consideration at the 2015 Annual Meeting?

Our 2015 Annual Meeting is currently scheduled for March 4, 2015. If you wish to submit a proposal to be included in the 2015 proxy statement, you must submit your proposal in writing so that we receive it no later than October 7, 2014. Proposals should be sent to the Corporate Secretary, Sarah H. McConnell, ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, New York 10176.

Under our Bylaws, any shareholder wishing to make a nomination for director or wishing to introduce any business at the 2015 Annual Meeting of Shareholders (other than a proposal submitted for inclusion in the Company's proxy materials) must provide the Company advance notice of such business which must be received by the Company no earlier than November 5, 2014 and no later than December 5, 2014. Nominations for director for consideration by the Governance Committee should include the candidate's name and qualifications for Board membership and fulfill all of the requirements set forth in the Company's Bylaws, and should be sent within the time frame specified in the Bylaws.

How do I communicate with the Board?

You may communicate with our entire Board or the independent directors as a group by sending an e-mail to boardofdirectors@abm.com or by writing to Board of Directors, ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, New York 10176. Our Corporate Secretary will forward all communications relating to ABM's interests, other than business solicitations, advertisements, job inquiries or similar communications, directly to the appropriate directors.

In addition, we maintain a Compliance Hotline that is available 24 hours a day, seven days a week, to receive calls, e-mails and letters to report a concern or complaint, anonymous or otherwise. The Compliance Hotline can be reached at 1-877-253-7804 or online at abmhotline.ethicspoint.com.

OUR BOARD OF DIRECTORS

General

Our Certificate of Incorporation provides that the Board of Directors shall be divided into three classes serving staggered three-year terms, each class to be as nearly equal in number as possible as the other two. Our Board of Directors is currently comprised of nine members: Linda Chavez, J. Philip Ferguson, Anthony G. Fernandes, Luke S. Helms, Maryellen C. Herringer, Stephen M. Kadenacy, Sudhakar

Kesavan, Henrik C. Slipsager and William W. Steele. The terms of Ms. Herringer and Messrs. Fernandes and Kadenacy expire at the 2014 Annual Meeting.

Nominees

Our Board has proposed the following nominees for election as directors with three-year terms expiring at the Annual Meeting in 2017: Anthony G. Fernandes, Maryellen C. Herringer and Stephen M. Kadenacy. Mr. Kadenacy was elected by the Board to serve for his present term on December 8, 2013. Mr. Fernandes and Ms. Herringer were elected to serve for their present terms at the 2011 Annual Meeting of Shareholders. The other continuing directors will remain in office until the expiration of their terms at the 2015 or 2016 Annual Meeting, as the case may be. The Board expects each nominee for election as a director to serve if elected. If a nominee is unable or unwilling to serve, proxies will be voted in favor of the other nominees and may be voted for a substitute nominee. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or retirement as a director.

Each nominee was recommended by the Governance Committee, has been nominated by the Board of Directors for election and has consented to serve. In recommending Messrs. Fernandes and Kadenacy and Ms. Herringer for election as directors, the Governance Committee considered these directors' service to our Board, their independence, skills, contributions to the Board, current and previous occupations and current and former directorships with other public companies.

Our Board is composed of individuals who have experience as current or former chief executive officers, chief financial officers, current or former senior executives with significant operational, finance or audit responsibilities and individuals who have extensive experience in legal matters, investment management and finance, mergers and acquisitions, government and public policy as well as service on the boards of other public companies. As such, they have strong leadership skills and working knowledge of matters facing companies such as ours. The Board of Directors' Skills Matrix sets out selection criteria used by our Board in concluding that each nominee's service on the Board is appropriate and also reflects the current skills and experience of each of the other continuing members of our Board.

Board of Directors' Skills Matrix

Skills and Experience
Operations Experience		✓	✓	✓		✓	✓	✓	✓
Compensation Expertise	✓	✓	✓		✓	✓	✓	✓	✓
Industry Experience						✓	✓	✓	✓
Board Experience	✓	✓	✓	✓	✓		✓	✓	✓
Financial Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓
Mergers and Acquisitions Experience		✓	✓	✓	✓	✓	✓	✓	✓
Sales and Marketing		✓		✓		✓		✓	✓
Government/Government Relations	✓				✓	✓	✓
Global			✓	✓	✓	✓	✓	✓
Diversity	✓		✓	✓	✓		✓	✓	✓

PROPOSAL 1 — ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS VOTES
"FOR" THE ELECTION OF ALL OF THE NOMINEES AS DIRECTORS

The three persons who receive a plurality of the votes cast will be elected as directors. This means that the three director nominees with the most votes are elected. Only votes "For" affect the outcome. Withheld votes do not affect the voting calculation.

Nominees for Election as Directors with Terms Expiring in 2017

Anthony G. Fernandes	Director Since 2007	Age 68

Former Chairman, Chief Executive Officer and President of Philip Services Corporation

Mr. Fernandes served as chairman, chief executive officer and president of Philip Services Corporation from August 1999 to April 2002. Prior to joining Philip Services Corporation, Mr. Fernandes had a 30-year career with the Atlantic Richfield Company (ARCO), serving as executive vice president and director of ARCO from 1994 to 1999; president of ARCO Coal, a subsidiary of ARCO, from 1990 to 1994 and corporate controller of ARCO from 1987 to 1990. He was a member of the ARCO board of directors and chairman of ARCO Chemical Company, a NYSE company 80% owned by ARCO. From 2003 to 2007, he was a director of Tower Automotive, Inc. He also currently serves as a director of Baker Hughes Incorporated, Cytec Industries, and Black and Veatch Corporation.
Maryellen C. Herringer	Director Since 1993	Age 70

Non-Executive Chairman of the Board, ABM Industries Incorporated

Ms. Herringer is retired executive vice president, general counsel and secretary of APL Limited. She held various executive positions with APL Limited, an international provider of transportation and logistics, from 1991 to 1997 and was responsible at various times for overseeing functions including legal, risk management, corporate communications, human resources, internal audit, tax and community affairs. Prior to joining APL Limited, Ms. Herringer was a partner in the international law firm of Morrison & Foerster from 1989 to 1991. From 1981 to 1989, Ms. Herringer held various positions at Transamerica Corporation (insurance and financial services), including vice president and general counsel from 1981 to 1983 and senior vice president and general counsel from 1983 to 1989. Ms. Herringer also serves as a director of PG&E Corporation and Pacific Gas and Electric Company, a subsidiary of PG&E Corporation, and is chair of such companies' nominating and governance committees and serves on their audit and compensation committees. She served as interim lead director of PG&E Corporation and Pacific Gas and Electric Company and interim non-executive Chairman of the Board of Pacific Gas & Electric Company from May to September 2011. Ms. Herringer currently is a member of the Board of Trustees of Mills College, Vassar College and the San Francisco Museum of Modern Art and has served on the boards of numerous educational institutions and not-for-profit organizations. She is also a former chair of the Business Law Section of the State Bar of California.

Stephen M. Kadenacy	Director Since 2013	Age 45

Chief Financial Officer, AECOM Technology Corporation

Mr. Kadenacy is executive vice president and chief financial officer of AECOM Technology Corporation, a position held since 2011. He also served as senior vice president of Corporate Finance from 2008 to 2011. Previously, Mr. Kadenacy served in several leadership roles at KPMG LLP from 1996 to 2008, including partner-in-charge of its Americas Global Transfer Pricing Services.

Directors with Terms Expiring in 2015

Linda Chavez	Director Since 1997	Age 66

Chairman of the Board, Center for Equal Opportunity

Ms. Chavez is the founder of the Center for Equal Opportunity and currently serves as chairman, a position she has held since January 2006. Prior to her appointment as chairman, Ms. Chavez served as president of the Center for Equal Opportunity from January 1995 through December 2005. Ms. Chavez was a director of Pilgrim's Pride Corporation from 2004 to 2008 where she served on the audit committee. Previously, she was a director of Greyhound Lines, Inc. from 1995 to 1999, when it was acquired by another company. Ms. Chavez has held numerous appointed positions, including chief executive officer of the National Commission on Migrant Education from 1988 to 1992, chief executive officer of the U.S. Commission on Civil Rights from 1983 to 1985, and White House Director of Public Liaison in 1985. In 1992, she was elected by the United Nations Commission on Human Rights to serve a four-year term as U.S. Expert to the U.N. Sub-Commission on the Prevention of Discrimination and Protection of Minorities. She is a 2006 graduate of the UCLA Anderson Graduate School of Management Director Training and Certification Program and served on the advisory board of the Outstanding Directors Exchange in 2008 and 2009. Ms. Chavez serves on the board of Research Electro-Optics, a privately held company. Ms. Chavez also serves or has served on numerous non-profit boards, including the Campaign to Prevent Teen and Unplanned Pregnancies, and she is an author and nationally syndicated columnist and television commentator and writes extensively about public policy issues.

J. Philip Ferguson	Director Since 2009	Age 68

Former Vice Chairman, University of Texas Investment Management Company

Mr. Ferguson has spent 45 years in the investment management business, currently serving on the board of managers of Salient Partners, on the investment committee for Silver Ventures, and as non-executive chair of the investment committee of Ascendant Advisors. Mr. Ferguson served until April 2012, on the board of directors of the University of Texas Investment Management Company (UTIMCO), a position he held since August 2003. He chaired the UTIMCO compensation committee and served on its risk and policy committees. Mr. Ferguson also serves on the advisory committee of the MBA Investment Fund at the McCombs School of Business at the University of Texas-Austin, a position held since March 2005, and is a member of the advisory board of Murphree Venture Partners. Mr. Ferguson held various executive positions with AIM Capital Management, Inc. (now Invesco AIM) from 2000 to 2007, serving most recently as president and chief investment officer. Previously, he held senior positions at several investment management firms, including: managing partner at Beutel, Goodman & Company; senior vice president at Lehman Brothers, Inc.; and vice president of Goldman, Sachs & Company. Mr. Ferguson also serves or has served on various investment and civic boards, including the Investment Adviser Association, the Houston Ballet, the Memorial Hermann Foundation, Museum of Fine Arts, Houston, and on the Chancellor's Advisory Council, Texas Christian University.
Henrik C. Slipsager	Director Since 2000	Age 59

President and Chief Executive Officer, ABM Industries Incorporated

Mr. Slipsager is president and chief executive officer of the Company, a position held since November 2000. Previously, Mr. Slipsager served as executive vice president of the Company and president of ABM Janitorial Services from November 1999 to October 2000, and as senior vice president of the Company and executive vice president of ABM Janitorial Services from January 1997 to October 1999. From October 1994 to December 1996, he was president of 2M Invest of Denmark, a venture capital firm. Previously, he held executive roles at the ISS Group, a leading facility services company based in Denmark, which he joined in 1982 as corporate controller of ISS International. From 1984 to 1994, Mr. Slipsager served as chief financial officer, chief operating officer and later president and chief executive officer of ISS of America. Mr. Slipsager is a member of the board of directors of Briggs & Stratton Corporation, and serves on its audit and nominating and governance committees.

 Directors with Terms Expiring in 2016

Luke S. Helms	Director Since 1995	Age 70

Managing Director, Sonata Capital Group

Mr. Helms is the managing director of Sonata Capital Group, a privately owned, registered investment advisory firm, a position held since June 2000. Previously, Mr. Helms served as vice chairman of KeyBank from April 1998 to March 2000 and held various senior executive positions at Bank of America Corporation, including vice chairman from May 1993 to October 1998. He also served as president of Seafirst Bank from November 1987 to September 1990 and chief executive officer from September 1990 to May 1993. Mr. Helms was a director of Lifelock, Inc., a privately owned company, from 2007 to 2008 and has served as a director of Manulife Financial Corporation since 2007.
Sudhakar Kesavan	Director Since 2012	Age 59

Chairman and Chief Executive Officer, ICF International

Mr. Kesavan is chairman and chief executive officer of ICF International, a position held since 1999. He has also been a director of ICF International since June 1999. Previously, Mr. Kesavan served as the president of ICF Consulting Group, a subsidiary of ICF Kaiser from 1997 to 1999. Mr. Kesavan serves as chair of the Northern Virginia Technology Council. He also serves as board member emeritus of the Rainforest Alliance, a New York-based non-profit environmental organization.
William W. Steele	Director Since 1998	Age 77

Former President and Chief Executive Officer, ABM Industries Incorporated

Mr. Steele is a former officer and employee of the Company, who retired in October 2000 after 43 years of employment with the Company. Mr. Steele's positions with the Company included service as president from November 1991 to October 2000 and chief executive officer from November 1994 to October 2000. Mr. Steele also serves as a director of TrueBlue, Inc., a public company provider of blue-collar staffing, a position he has held since 2001, where he chairs its governance and nominating committee, is a member of its compensation committee, and has served as its lead independent director since October 2008.

CORPORATE GOVERNANCE

Corporate Governance Principles

Our Board of Directors has adopted Corporate Governance Principles that reflect our commitment to good corporate governance and the role of governance in building long-term shareholder value. As described below, our Board committee charters are designed to assure that our Board fully discharges its responsibilities, and our Board regularly reviews these charters and Corporate Governance Principles in response to changing regulatory requirements, evolving best practices and the concerns of our shareholders and other constituents. Our Corporate Governance Principles, which include our independence standards, are published on our website at http://investor.abm.com. Other information relating to our corporate governance is also available on our website at the same address, including our Code of Business Conduct (Code of Conduct), and the Charters of our Audit Committee, Compensation Committee, Corporate Citizenship and Communications Committee, and Governance Committee. These

documents are also available in printed hard-copy format upon written request to the Corporate Secretary at the Company's corporate headquarters.

Governance Information

Director Independence

Our Corporate Governance Principles provide that a majority of our directors will be independent and that our Audit Committee, Compensation Committee and Governance Committee shall consist solely of independent directors and that the Corporate Citizenship and Communications Committee shall consist solely of non-management directors. Each year, our Governance Committee reviews the independence of each of our directors under the NYSE listing standards and considers any current or previous employment relationship as well as any transactions or relationships between our Company and our directors or any members of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review is to determine whether any relationships or transactions exist that preclude a director from being deemed independent under the NYSE listing standards or are otherwise inconsistent with a determination that the director is independent. To facilitate this process, our Governance Committee reviews directors' responses to our annual Directors' and Officers' Questionnaire, which requires disclosure of each director's, and his or her immediate family's relationships to our Company, as well as any potential conflicts of interest that may otherwise be brought to the attention of our Governance Committee.

In this context, our Governance Committee considered the retirement benefits of Mr. Steele that are described under "Transactions with Related Persons." Our Governance Committee determined that this relationship was not material. Based on its analysis and our independence standards, our Governance Committee concluded and recommended to our Board that this relationship did not impair the independence of this director, and our Governance Committee affirmatively determined and recommended to our Board, and the Board confirmed, that all of our directors, other than our Chief Executive Officer (CEO), should be designated as independent.

Board Leadership Structure

The Company currently has separate persons serving as its Chairman of the Board and CEO in recognition of the differences between the two roles. As set forth in the Company's Bylaws, the CEO has general and active management over the business and affairs of the Company, subject to the control of the Board. Our Chairman, on the other hand, is charged with presiding over all meetings of the Board and our shareholders, as well as providing advice and counsel to the CEO, coordinating the preparation of agendas, keeping directors informed of matters impacting the Company, and maintaining contact with the Company's General Counsel. Maryellen Herringer serves as Chairman of the Board, a position she has held since 2006. The Board of Directors believes that by separating the roles of CEO and Chairman, the CEO is better able to focus his time and energy on managing the Company's operations. The Board of Directors believes that at this time, the separate CEO/Chairman structure is the most appropriate and effective leadership structure for the Company and its shareholders.

The Board's Role in Risk Management

Our Company is subject to a number of risks. Our most significant risks are outlined in our Annual Report on Form 10-K for the fiscal year ended October 31, 2013. Our Board of Directors exercises oversight over the Company's strategic, operational and financial matters, as well as compliance and legal risks. In connection with this role, the Board oversees our Company's Enterprise Risk Management (ERM) process, under which it reviews our business risk framework. The ERM process is designed to strengthen our risk management capability as well as to monitor business risks. The Board, as permitted in the Company's Bylaws and committee charters, exercises its oversight, in part, through the Audit Committee, the Compensation Committee, the Corporate Citizenship and Communications Committee, and the Governance Committee. The Audit Committee reviews and discusses guidelines and policies with respect to risk assessment and risk management. The Compensation Committee annually reviews and assesses risks, if any, arising from the Company's compensation policies and practices for its employees and whether any such risks are reasonably likely to have a material adverse effect on the Company. The Corporate Citizenship and Communications Committee reviews and advises with respect to risks related to strategies, policies and communications targeted to various key constituencies. The Governance Committee considers risks in relationship to succession planning. The Board's role in risk oversight has not affected its leadership structure.

Executive Sessions of Directors

At least four times a year, after regularly scheduled and special Board meetings, our independent directors meet in executive session without management present and consider matters important to our Company and corporate governance. Executive sessions are chaired by our Chairman. During fiscal year 2013, our Board met in executive session seven times.

Code of Business Conduct

The Board of Directors has adopted the Code of Conduct. The Code of Conduct applies to all directors, officers and employees of ABM, including ABM's CEO, Chief Financial Officer (CFO) and Chief Accounting Officer. The Code of Conduct is available on ABM's website under "Governance" at http://investor.abm.com and in printed hard-copy format upon written request to the Corporate Secretary at the Company's corporate headquarters. If any amendments are made to the Code of Conduct or if any waiver, including any implicit waiver, of a provision of the Code of Conduct is granted to ABM's CEO, CFO or Chief Accounting Officer, ABM will disclose such amendment or the nature of such waiver on its website.

Mandatory Retirement

On December 9, 2013, the Board adopted a mandatory retirement policy for non-employee directors. Under this policy, a director who attains the age of 73 during his or her current term must resign from the Board effective upon the conclusion of the annual shareholders meeting next following his or her 73rd birthday. However, if a director was elected to the Board prior to the adoption of this policy, and the director had attained the age of 73 at the time he or she was last elected to the Board, the director may continue to serve as director until his or her current term expires or is terminated.

Meetings and Attendance

During fiscal year 2013, the Board of Directors met eight times, with an average attendance rate of over 98% for all directors. During this period, each of the Company's directors attended all of the meetings of the committees on which he or she served.

 Committees

The following table sets forth the current membership on each committee of the Board and the number of committee meetings held in fiscal year 2013.

Director	&zwsp;	Audit Committee	&zwsp;	Compensation Committee	&zwsp;	Corporate Citizenship and Communications Committee	&zwsp;	Governance Committee	&zwsp;
Linda Chavez				✓		✓		✓
J. Philip Ferguson		✓				✓		✓
Anthony G. Fernandes		✓(C)				✓
Luke S. Helms		✓		✓				✓(C)
Maryellen C. Herringer				✓
Stephen M. Kadenacy		✓
Sudhakar Kesavan				✓(C)
Henrik C. Slipsager
William W. Steele						✓(C)
Number of meetings in fiscal year 2013		7		6		4		8

✓ = Member

C = Chairman

Audit Committee

Responsibilities.    The Audit Committee of the Board of Directors performs the responsibilities set forth in its Charter, which include overseeing the Company's financial reporting process and the internal and independent audits of ABM and the communication process among the Board, management and ABM's independent registered public accounting firm. The responsibilities of the Audit Committee include:

  •
  assisting the Board with respect to the Company's compliance with legal and regulatory requirements;

  •
  selecting the independent registered public accounting firm;

  •
  approving the fees for the independent registered public accounting firm;

  •
  ensuring the independence of the independent registered public accounting firm;

  •
  overseeing the work of the independent registered public accounting firm;

  •
  reviewing ABM's system of internal accounting controls;

  •
  obtaining assurances from the independent auditor that no acts have been detected, or have otherwise come to the attention of the independent auditors, that would require disclosure to the Audit Committee under Section 10A(b) of the Securities Exchange Act of 1934, as amended (the Securities Exchange Act); and

  •
  reviewing policies with respect to risk assessment and risk management and the Company's major financial risk exposures.

Meetings.    Meeting agendas are developed by the Audit Committee chair in consultation with committee members and senior management, who regularly attend the meetings. On a regular basis, the committee holds executive sessions without members of management and it also meets privately with representatives of the Company's independent registered public accounting firm and separately with each of our CFO, our senior vice president, general counsel and corporate secretary, and our vice president-internal audit.

Members.    The members of the Audit Committee are: Mr. Fernandes, Chair, and Messrs. Ferguson, Helms and Kadenacy. Each member of the Audit Committee has been determined to be independent under the standards for independence for audit committee members established by the NYSE. In addition, the Board of Directors has determined that each member of the Committee is financially literate and that each qualifies as an "audit committee financial expert" under the definition promulgated by the Securities and Exchange Commission (SEC).

Compensation Committee

Responsibilities.    The Compensation Committee performs the responsibilities set forth in its Charter, which include:

  •
  providing direction to the Company in the area of executive compensation;

  •
  annually reviewing and approving corporate goals and objectives relevant to the CEO's compensation, and evaluating the CEO's performance;

  •
  recommending for approval to the directors who are both independent under applicable NYSE and SEC rules and "outside" directors under Section 162(m) of the Internal Revenue Code of 1986, the CEO's compensation, including equity grants;

  •
  reviewing the Company's compensation structure and approving the compensation of all other employees of the Company who are executive officers of the Company;

  •
  with the assistance of an outside consultant retained directly by the Committee, conducting a review of all executive incentive plans at least once every three years and making recommendations to the Board with respect to compensation plans for the Company;

  •
  making awards under and overseeing the administration of the Company's executive benefit and equity-based compensation plans;

  •
  reviewing the CEO's employment agreement and recommending the terms of the CEO's employment agreement to the independent and outside directors;

  •
  reviewing and approving the Company's form of employment agreements for executive officers, other than the CEO;

  •
  reviewing and recommending to the Board severance and other terms in any change-in-control agreements and policies;

  •
  reviewing and discussing with management the Company's disclosures in respect of the "Compensation Discussion and Analysis" required under the Securities Exchange Act rules and recommending to the Board that the Compensation Discussion and Analysis reviewed by the Committee be included in the Company's Proxy Statement and Annual Report on Form 10-K;

  •
  preparing the Compensation Committee Report required under Securities Exchange Act rules; and

  •
  reviewing and assessing risks, if any, arising from the Company's compensation policies and practices.

Meetings.    Meeting agendas are developed by the Compensation Committee chair in consultation with committee members and senior management, who regularly attend each meeting. In addition, the committee's independent compensation consultant regularly attends meetings. The Committee meets in executive session without the CEO when discussing the CEO's compensation and certain other matters, including, from time to time, the compensation of other executives.

Members.    The members of the Compensation Committee are: Mr. Kesavan, Chair, Mss. Chavez and Herringer and Mr. Helms. As described above, each member of the Compensation Committee has been determined to be independent.

Corporate Citizenship and Communications Committee

Responsibilities.    The Corporate Citizenship and Communications Committee is responsible for providing board-level oversight and advice on various matters, including the following:

  •
  equal opportunity employer;

  •
  crisis management planning and communications;

  •
  sustainability and environmental and green energy issues;

  •
  health and safety issues;

  •
  public affairs, public policy and government relations;

  •
  political action committee activities, if any;

  •
  marketing, branding and communications; and

  •
  corporate philanthropy.

Meetings.    Meeting agendas are developed by the Corporate Citizenship and Communications Committee chair in consultation with senior management.

Members.    The members of the Corporate Citizenship and Communications Committee are: Mr. Steele, Chair, Ms. Chavez, Messrs. Ferguson and Fernandes. Each member of the Corporate Citizenship and Communications Committee has been determined to be independent.

Governance Committee

Responsibilities.    The Governance Committee performs the responsibilities set forth in its Charter, which include:

  •
  making recommendations to the Board as to the optimal number of directors on the Board;

  •
  reviewing and recommending criteria and candidates for selection of new directors and the reelection of incumbent directors;

  •
  reviewing and recommending executive officer succession;

  •
  making equity grants to nonemployee directors;

  •
  reviewing and recommending to the Board any changes in cash compensation of nonemployee directors; and

  •
  other matters of corporate governance.

Meetings.    Meeting agendas are developed by the Governance Committee chair in consultation with the chairman of the Board, the CEO and the Senior Vice President, General Counsel and Corporate Secretary.

Members.    The members of the Governance Committee are: Mr. Helms, Chair, Ms. Chavez and Mr. Ferguson. As described above, each member of the Governance Committee has been determined to be independent.

Executive Committee

In September 2013, the Board reviewed its Committee structure and determined that an Executive Committee of the Board no longer served the needs of the Company. Accordingly, effective September 9, 2013, the Board eliminated the Executive Committee. Prior to this action, the members of the Executive Committee were: Mr. Steele, Chair, Ms. Herringer and Messrs. Helms and Slipsager. The committee did not meet in fiscal year 2013.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal year 2013 or as of the date of this Proxy Statement is or has been an officer or employee of the Company, and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company's Compensation Committee or Board of Directors.

Identifying and Evaluating Nominees for Directors

Our Board is responsible for selecting nominees for election as directors. The Board delegates the screening process to the Governance Committee with the expectation that other members of the Board, including the CEO, are asked to take part in the process as appropriate. Candidates recommended by the Governance Committee are subject to approval by the Board. Our Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected because of retirement or otherwise. In the event that any vacancy is anticipated, or otherwise arises, the Governance Committee considers various potential candidates for director.

Our Governance Committee recommends to the Board the criteria for director candidates, and the Board establishes the criteria. The Governance Committee of the Board is responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates and current Board members in the context of the current composition of the Board.

In analyzing director nominations and director vacancies, our Governance Committee seeks to recommend candidates for director positions who will create a collective membership on the Board with varied experience and perspectives and who maintain a Board that reflects diversity, including, but not limited to, gender, ethnicity, background and experience. We do not have a policy that requires specified types of diverse backgrounds. The Governance Committee strives to recommend candidates who demonstrate leadership and significant experience in a specific area or endeavor, understand the role of a public company director, and can provide insights and practical wisdom based on their experience and expertise.

The Governance Committee and the Board of Directors focus on the areas set forth in the Board of Directors' Skills Matrix when analyzing whether directors and nominees have the requisite experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company's business and structure. The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, such as search firms and the relationships of current directors. Candidates may also come to the attention of the Governance Committee through shareholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee and may be considered at any point during the year.

Our Directors are expected to prepare for, attend and participate in Board meetings and meetings of the Committees of the Board on which they serve and to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to arrange his or her schedule so that other existing and planned future commitments do not materially interfere with the member's service as a director. Ordinarily, directors who are full-time employees of ABM or who serve as chief executive officers or in equivalent positions at other companies may not serve on the boards of more than two other publicly traded companies. Other directors may not serve on the boards of more than four other publicly traded companies. Service on other boards and other commitments are considered by the Governance Committee and the Board when reviewing Board candidates.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2013

Director Compensation Elements

ABM compensates non-employee directors through a combination of annual cash retainers, fees relating to service on a committee, and equity grants. Our non-employee director compensation policy for fiscal year 2013 is described below.

Fiscal 2013 Director Compensation

Cash compensation

  •
  Annual retainer of $70,000.

  •
  For each member of the Audit Committee, an annual retainer of $20,000; for each member of the Compensation Committee, an annual retainer of $12,500; for each member of the Governance Committee, an annual retainer of $7,500; and for each member of the Corporate Communications and Citizenship Committee, an annual retainer of $5,000.

  •
  For the Chairman of the Board, an additional retainer of $75,000 per year.

  •
  For the Chair of the Audit Committee, an additional retainer of $15,000 per year; for the Chair of the Compensation Committee, an additional retainer of $10,000 per year; for the Chair of the Governance Committee, an additional retainer of $7,500 per year; and for the Chairs of the Corporate Citizenship and Communications Committee and the Executive Committee, an additional retainer of $5,000 per year. Because the Executive Committee was eliminated in September 2013, the retainer for the Chair of the Executive Committee was prorated through September 9, 2013.

Equity compensation

  •
  Annual grant of Director Restricted Stock Units (RSUs) on the date of the Annual Meeting of Shareholders, with the number of shares calculated by dividing $90,000 by the closing price of ABM common stock on the date of the grant. The Director RSUs vest in equal annual installments over three years.

  •
  Directors appointed during the year receive a prorated portion of Director RSUs in connection with their appointment.

  •
  Director RSUs are credited with dividend equivalents that are converted to Director RSUs on the same terms and conditions as the underlying Director RSUs.

As discussed above, on December 9, 2013, the Board adopted a mandatory retirement policy. In connection with this policy, any unvested RSUs (granted after the adoption of this policy) of a director who retires under this policy will immediately vest on the date of his or her retirement. In addition, the Board provided, in connection with future equity grants to directors, that unvested RSUs of a director will immediately vest in the event of such director's death or disability.

The Governance Committee may recommend to the Board that directors who invest significant time above and beyond the normal requirements of service on the Board, or a committee thereof, receive $2,000 per day for such service. ABM reimburses its non-employee directors for their out-of-pocket expenses incurred in attending Board and committee meetings. The Board may also determine from time to time that it is appropriate to compensate Board members who are not serving on a particular committee of the Board for attendance at such committee's meetings if the Board member's attendance has been requested by the Chair of that committee. In such cases, the Board member will receive $2,000 for each such meeting attended.

2013 Non-Employee Director Compensation Table

The following table shows fiscal year 2013 compensation for ABM's non-employee directors based on the SEC's compensation disclosure requirements. Our CEO, Mr. Slipsager, does not receive additional compensation for his services as a director. Mr. Kadenacy was named to the Board in fiscal year 2014 and therefore is not included in this table.

Name of Director	&zwsp;	Fees Earned or Paid in Cash(1) ($)	&zwsp;	Stock Awards(2) ($)	&zwsp;	All Other Compensation(3) ($)	&zwsp;	Total ($)	&zwsp;
Linda Chavez		107,444		89,989		4,437		201,870
J. Philip Ferguson		102,500		89,989		4,437		196,926
Anthony G. Fernandes		109,053		89,989		0		199,042
Luke S. Helms		121,500		89,989		4,437		215,926
Maryellen C. Herringer		175,500		89,989		2,020		267,509
Sudhakar Kesavan		100,944		89,989		228		191,161
William W. Steele		97,389		89,989		4,437		191,815
(1)
Amount includes retainers and Board and Committee meeting fees as well as amounts paid in connection with the performance of services beyond the normal requirements of Board service, under our policy described above.

(2)
The value of stock awards shown in the "Stock Awards" column is based on grant date fair value computed in accordance with FASB ASC Topic No. 718. The grant date fair value of the equity awards shown in the "Stock Awards" column is based on the closing price of the Company's common stock on the date of grant of the equity award. A director who becomes a Board member following the date of the last-held annual meeting of shareholders receives a grant of RSUs pro rated to the next annual meeting. The grant for 2013 for each director on March 5, 2013 was 4,083 RSUs, which was calculated by dividing $90,000 by $22.04, which was the closing price of ABM common stock on March 5, 2013. As of October 31, 2013, the aggregate number of RSUs held by each current director was: Ms. Chavez 9,731; Mr. Ferguson 7,690; Mr. Fernandes 26,467; Mr. Helms 13,087; Ms. Herringer 21,267; Mr. Kesavan 5,600; and Mr. Steele 14,861. As of October 31, 2013, the aggregate number of stock options held by each current director was: Ms. Chavez 26,000; Mr. Helms 32,000; Ms. Herringer 32,000; and Mr. Steele 20,000.

(3)
Amounts shown represent dividend equivalents paid with respect to prior Director RSU awards that were paid to non-employee directors in fiscal year 2013. Dividend equivalents are settled in Company stock when the underlying RSUs vest.

Director Stock Ownership and Retention Guidelines

The Board of Directors believes that directors more effectively represent ABM's shareholders, whose interests they are charged with protecting, if they are shareholders themselves. Directors are expected to hold shares equal to five times the value of his or her annual cash retainer fee for service on the Board. For purposes of this calculation, RSUs are counted as shares. Directors who are not at their targeted stock ownership level must hold at least 50% of any net shares realized until they reach their target. "Net shares realized" means unrestricted shares acquired by a director under the 2006 Equity Incentive Plan, or shares acquired pursuant to the exercise of an option, net of any shares sold to pay the exercise price (if any) and an amount equal to the taxes that would have been withheld by ABM were the director an employee. The Governance Committee periodically assesses the guidelines and directors' ownership relative to these guidelines and makes recommendations as appropriate.

Director Deferred Compensation Plan

Non-employee directors are eligible to participate in the ABM Deferred Compensation Plan for Non-Employee Directors (Directors Deferred Compensation Plan). Plan participants may elect to defer receipt of all or any portion of their annual cash retainers and meeting fees until they cease to be members of the Board, or to specified withdrawal dates (at least three years after the election), in accordance with the terms of the Directors Deferred Compensation Plan. The amounts held in each director's account are credited with interest quarterly at a rate based on the prime interest rate published in the Wall Street Journal on the last business day coinciding with or next preceding the valuation date. Any prime rate up to 6% will be considered in full and 1/2 of any prime rate over 6% will be considered; except that the interest rate will not exceed 120% of the long-term applicable federal rate as published by the Internal Revenue Service. In addition, this plan permits directors to defer the settlement of Director RSUs to a date later than the vesting date. Values presented in the table on the previous page include any deferred amounts.

Other Arrangements

ABM has entered into indemnification agreements with its directors. Among other things, these agreements require ABM to indemnify its directors against certain liabilities that may arise in connection with their services as directors to the fullest extent provided by Delaware law. In addition, during fiscal year 2013, ABM permitted non-employee directors who were members of the Board on or before October 31, 2012 to participate in ABM's health benefit plans. Directors who elected to participate paid the entire direct costs of participation in such plans. This benefit is not available to directors who join the Board after October 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy for the Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors has adopted a written policy for review of transactions involving more than $120,000 in any fiscal year in which ABM or its subsidiaries are a participant and in which any director, executive officer, holder of more than 5% of the outstanding shares of ABM common stock or any immediate family member of any of these persons has a direct or indirect material interest. Such transactions may include employment or consulting relationships with a related person or contracts under which ABM receives goods or services from (or provides goods and services to) a related person or a company for which the related person is an employee or otherwise affiliated. Directors and executive officers are required to inform ABM of any such transaction promptly after they become aware of it, and ABM also collects information from directors and executive officers about their affiliations and the affiliations of their family members. The policy does not require review of the following transactions:

  •
  the compensation of executive officers and directors approved in accordance with ABM Corporate Governance Principles and the Governance and Compensation Committee charters;

  •
  transactions with entities where the sole interest of the director, executive officer, more than 5% shareholder or immediate family member is as a director of the entity;

  •
  transactions with entities where the sole interest of the director, executive officer, more than 5% shareholder or immediate family member arises from direct or indirect ownership, together with any other related persons, of less than 10% equity interest in such entity (other than partnerships);

  •
  transactions with entities where the sole interest of the director, executive officer, more than 5% shareholder or immediate family member arises from such person's position as a limited partner in a partnership in which the person and all other related parties have an interest of less than 10%, and the person is not a general partner and does not hold another position in the partnership; and

  •
  transactions in which all security holders receive proportional benefits.

Generally, transactions that are determined by ABM's General Counsel to be covered by the policy are subject to a determination of materiality by the Board and, if so determined to be material to the related party, must be approved or ratified by the Board. The Board approves or ratifies a transaction if it determines, in its business judgment based on the available information, that the transaction is fair and reasonable to ABM and consistent with the best interests of ABM.

Transactions with Related Persons

The General Counsel informed the Board, based on a review of potential transactions with related persons, that there were no transactions involving related persons requiring review by the Board in fiscal year 2013 under the terms of the Related Party Transactions Policy.

Mr. Steele is a current director. He retired as an officer and employee of ABM in October 2000. Pursuant to his previous employment agreement, ABM provides Mr. Steele with $150,000 in life insurance coverage for the remainder of his life and pays certain club dues for Mr. Steele, which in fiscal year 2013 amounted to approximately $2,053.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires ABM's directors, officers and persons who own more than 10% of a registered class of ABM's securities to file reports of beneficial ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the reporting forms and representations of its directors and officers, ABM believes that during fiscal year 2013 all forms required to be filed by its executive officers and directors under Section 16(a) were filed on a timely basis.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) provides information about our executive compensation program and the amounts shown in the executive compensation tables that follow. In this proxy statement, the term "Named Executive Officers" or "NEOs" means our President and Chief Executive Officer (CEO), our Executive Vice President and Chief Financial Officer (CFO), our two other Executive Vice Presidents, and our Senior Vice President and General Counsel. These five executive officers are named in the compensation tables of this proxy statement. "Compensation Committee" or "Committee" means the Compensation Committee of our Board of Directors.

Executive Summary

Fiscal Year 2013 — Performance Highlights

Financial Results.    ABM delivered outstanding results in fiscal year 2013, reflecting the contributions of our strategic acquisitions at the beginning of the fiscal year, organic growth during the year and effective cost controls. In particular:

  •
  revenues reached a record high of $4.81 billion, an 11.8% increase over fiscal year 2012 revenues of $4.30 billion;

  •
  income from continuing operations and net income each increased to $72.9 million, representing a 16.3% and 16.5% increase over fiscal year 2012, respectively;

  •
  adjusted income from continuing operations,(1) a financial measure we use to show underlying operational results and trends, was 11.7% higher than fiscal year 2012;

  •
  adjusted EBITDA,(2) a key metric we use to measure performance under our performance share programs, was $205.9 million, or up 16.7% over fiscal year 2012;

  •
  we experienced organic growth of 2.1%; and

  •
  we returned approximately $32.9 million to shareholders in the form of cash dividend payments.

Key Business Drivers.    The improvements we saw in fiscal year 2013 were the product of several key drivers that we intend to continue in fiscal year 2014, including:

  •
  realignment of our businesses to capture market opportunities;

  •
  leveraging our shared enterprise technology platforms to improve customer and point-of-sale interaction and reduce costs;

  •
  continued investment in our sales and marketing functions to accelerate organic growth;

  •
  expansion and maximization of our vertical market expertise;

  •
  pursuit of strategic acquisitions to build vertical market strengths; and

  •
  continued adherence to our current business risk profile.

Realignment of Business Operations.    In fiscal year 2013, we revised our reportable segments to align them with the reorganization of our operations to an onsite, mobile, and on-demand market-based structure as follows:

  •
  our onsite businesses (reporting to James P. McClure, Executive Vice President) consist of the following:

  •
  Janitorial;

  •
  Facility Services;

  •
  Parking; and

  •
  Security;

  •
  our mobile and on-demand businesses (reporting to Tracy K. Price, Executive Vice President) consist of the following:

  •
  Building & Energy Solutions (including HHA Services, Inc.); and

  •
  certain unconsolidated affiliates that provide facility solutions, primarily to the U.S. Government, which complement the other operations of the Building & Energy Solutions segment; and

  •
  our new segment, Other, is comprised of Air Serv.

Executive Compensation Design: Emphasis on Performance

  •
  The Committee's emphasis on performance within our executive compensation program is evidenced by a program design which includes both objective financial goals (in the case of our annual cash bonus and the vesting of performance shares) and subjective evaluation criteria. This

(1)
Adjusted income from continuing operations is a non-GAAP financial measure. See Appendix A for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.
(2)
Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

    program combines internally measured performance (represented by our financial performance against our financial targets) and externally measured performance (represented by stock price as reflected in stock options and RSUs) and provides both short-term and long-term performance components in the compensation structure of our NEOs.

  •
  Our compensation program's focus on performance aligns our compensation structure with our shareholders' long-term interests because achievement (or lack of achievement) of our financial objectives would be expected to be reflected in the market price of our stock. Because a material portion of compensation for each NEO is in the form of equity, a significant portion of each NEO's compensation is inherently tied to stock price movement and the achievement of shareholder value.

  •
  Our quantitative performance metrics are meaningful measures of our performance that require good decision-making by our NEOs.

  •
  The Committee reviews the nature and mix of compensation elements, as well as compensation plan design and award terms, to ensure that our compensation program does not inadvertently include incentives for the NEOs to take inappropriate business risks.

Leading Executive Compensation Practices

The Company implements and maintains leading practices in its executive compensation programs. These practices include the following:

  •
  we prohibit our executives and directors from hedging or pledging Company shares;

  •
  a significant portion of each executive's total direct compensation varies with performance and is therefore at risk;

  •
  our equity incentive plan prohibits the repricing of equity awards;

  •
  we do not provide tax gross-ups to our executive officers;

  •
  our annual equity award grants typically provide for vesting over four years, in the case of RSUs and stock options, and three years, in the case of performance share grants;

  •
  in fiscal year 2014, we are replacing stock option grants with a performance share program based on relative total shareholder return;

  •
  we can recover cash or equity-based compensation paid to executives in various circumstances, including where the compensation is based upon the achievement of specified financial results that are the subject of a subsequent restatement (see "Compensation Recoupment Policy" below);

  •
  our executive compensation program includes a number of controls that mitigate risk, such as guidelines for executive stock ownership and our ability to recover compensation paid to executives in certain circumstances, as mentioned above;

  •
  "double trigger" accelerated vesting for equity awards under our 2006 Equity Incentive Plan in the event of a change in control of the Company, meaning that vesting is accelerated only if an individual's employment is terminated following the change in control or if the acquiring company does not assume the equity award; and

  •
  the Committee has engaged an independent compensation consultant that has no other ties to the Company or its management (see "Role of Compensation Consultants" below).

*********

We have organized our CD&A into four parts which describe how we compensate our NEOs.

Part 1	Our Compensation Philosophy and Overall Goals Explains the philosophy and goals that underlie our executive compensation program.	Page 22
Part 2	Our Executive Compensation Process
	Describes how we make decisions relating to executive compensation and explains how the Compensation Committee uses benchmarking to guide its decision making and the role of the Committee's independent compensation consultant.	Page 22
Part 3	Elements of Compensation and Fiscal Year 2013 Awards Describes each element of our program and explains how decisions relating to NEO compensation for fiscal year 2013 were made.	Page 28
Part 4	Other Governance and Compensation-Related Matters
	Discusses the governance policies that support our executive compensation program, including, among others, stock ownership requirements and our recoupment policy.	Page 41

Part 1. Our Compensation Philosophy and Overall Goals

Our compensation philosophy, which is determined by the Compensation Committee, is to align each executive's compensation with ABM's short-term and long-term performance, and to provide the compensation and incentives needed to attract, motivate and retain executives who are key to the Company's long-term success. The Committee believes that our executive compensation program achieves the goals of our executive compensation philosophy.

Compensation is provided in the form of salary, annual cash performance incentives, equity awards and benefits. A significant portion of the total compensation opportunity for each of our NEOs is directly related to ABM's stock price performance and to other performance factors that measure our progress against the goals of our short-term and long-term performance programs. Generally, total compensation opportunity is weighted toward incentive compensation linked to the financial performance of the Company and to individual performance that contributes to the Company's strategic initiatives. Our executive compensation programs are designed to achieve the following goals, as demonstrated by the characteristics of our pay for performance program (all as further described in this CD&A):

  •
  enhance long-term shareholder value by providing compensation that reflects the performance of the Company and its executives;

  •
  provide compensation opportunities that compare reasonably with those of relevant peer group companies;

  •
  motivate and reward achievement of business objectives, as well as individual contributions;

  •
  attract and retain executives with the qualifications, skills and experience required to provide high-quality leadership;

  •
  link executive rewards to the creation of shareholder value; and

  •
  encourage executive stock ownership.

Part 2. Our Executive Compensation Process

The roles of management, our Compensation Committee and our Board of Directors in recommending or approving actions relating to the compensation of our executive officers are summarized in the table below. The narrative following this table provides more detail about their respective roles and responsibilities. To the extent that our Board is involved in making decisions with respect to executive compensation for our CEO, only those members of the Board who are both independent and "outside" directors for purposes of Section 162(m) of the Internal Revenue Code may take part in these decisions. In this proxy statement, we refer to those directors as the "CEO Committee." In fiscal year 2013, the CEO Committee consisted of all of our directors except Messrs. Slipsager and Steele.

Action	&zwsp;	For the CEO	&zwsp;	For Other Executive Officers	&zwsp;
Design compensation program		Compensation Committee		Compensation Committee
Establish target and maximum incentive plan awards		Compensation Committee		Compensation Committee
Recommend annual cash incentive awards		Compensation Committee		CEO, with Compensation Committee review and discretion to revise
Approve annual cash incentive compensation		CEO Committee		Compensation Committee
Recommend equity grants		Compensation Committee		CEO, with Compensation Committee review and discretion to revise
Approve equity grants		CEO Committee		Compensation Committee
Performance appraisal		Compensation Committee, after consultation with the independent members of our Board of Directors		CEO, with Compensation Committee review and discretion to revise
Base salary		CEO Committee		Compensation Committee

The Compensation Committee annually reviews and assesses all components of pay in connection with the executive compensation program, including base salary, annual incentives, equity compensation (including accumulated vested and unvested equity compensation) and the value of benefits (including potential severance benefits) and perquisites, while taking into consideration our desire to improve Company profitability and control costs. It also bases its assessment in part on tally sheets prepared by management for each NEO. Tally sheets give the Compensation Committee detail with respect to the totality of each executive's compensation, as well as the components that comprise the overall compensation package, and how compensation earned by each executive compares to the compensation earned by others. The tally sheets also help the Compensation Committee understand the effect that changing any element of pay will have on total compensation.

Commencing at the end of each fiscal year, the CEO's performance is evaluated by the Committee, in consultation with the Board. Our Compensation Committee considers the Board's assessment and makes recommendations about the CEO's compensation to the CEO Committee. The CEO is not present during the deliberations about his performance or his compensation. This process is discussed in greater detail in Part 3 in connection with CEO compensation.

Annually, our CEO provides the Compensation Committee with a performance assessment and compensation recommendation for each NEO, other than himself. This performance assessment is based on the individual's self-assessment and the CEO's assessment of the individual's achievements, strengths and weaknesses as well as the performance of the individual's business unit or department and other considerations. The Compensation Committee considers the recommendations of the CEO, together with information it may request from its consultant or management, with respect to the level of base salary, the annual cash incentive awards and long-term equity incentive awards for those NEOs. The Compensation Committee also considers information about compensation levels and programs that it receives from the Senior Vice President of Human Resources, other members of management from whom it may request information and such consultants as may be engaged by the Compensation Committee or management from time to time. The Compensation Committee approves any changes to levels of compensation for the NEOs, other than the CEO, in its sole discretion.

At the Company's annual meeting of shareholders held in March 2013, a substantial majority of the votes cast on the annual advisory vote to approve executive compensation proposal were voted in favor of the proposal. The Compensation Committee believes that the favorable vote supports the Company's approach to executive compensation, and after considering the outcome of the advisory vote, no significant changes to the executive compensation program were made by the Compensation Committee for fiscal year 2013. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the NEOs.

Role of Compensation Consultants

The Compensation Committee has exclusive authority under its charter to retain and approve fees and other terms of engagement for consultants to assist it in the evaluation of the compensation for our executive officers. The Committee has engaged the Semler Brossy Consulting Group, LLC (Semler Brossy), represented by Marc Baranski, as the Committee's independent compensation consultant. In connection with this engagement, the Compensation Committee reviewed Semler Brossy's independence and concluded that its engagement did not raise any conflicts of interest.

The Committee's compensation consultant reports directly to the Compensation Committee. Under the direction of the Compensation Committee, the Committee's compensation consultant may work with management in connection with gathering information and reviewing our compensation programs and compensation levels. The Compensation Committee's consultant is expected to fulfill the following responsibilities:

  •
  attend meetings of the Committee;

  •
  provide advice and ongoing recommendations concerning executive compensation programs, including advice related to employment agreements with the CEO and the other NEOs;

  •
  advise the Committee on management proposals, as requested;

  •
  undertake special projects at the request of the Committee;

  •
  review the Company's compensation philosophy, peer group and competitive positioning and advise the Committee on their reasonableness and appropriateness;

  •
  communicate with the chair of the Committee, as requested;

  •
  provide advice and assistance with respect to the design of our executive compensation programs;

  •
  provide general insight into executive compensation practices across markets that are relevant to the Company; and

  •
  provide support with respect to technical matters that impact executive compensation and benefits.

In addition to the foregoing, from time to time, at the request of the Governance Committee, and with the approval of the Compensation Committee, Semler Brossy also provides information to the Board related to Board compensation.

The Company retains Towers Watson to advise management on such matters as program design and evolving practices and trends.

Use of Market Data and Benchmarking

The Compensation Committee uses benchmarking as one of its tools in connection with its assessment of our executive compensation programs and levels of compensation. Working with its compensation consultant, the Committee regularly reviews the various criteria by which it benchmarks the Company's pay practices. Generally, the Committee aims for consistency by retaining as many of the same companies in this group as possible from year to year, after giving due consideration to changes at the Company level or within the peer group. The peer group companies are generally selected with reference to the following criteria:

  •
  companies, like ABM, that provide business-to-business services, such as outsourcing, logistics management, food service, staffing, freight service, cleaning and pest control;

  •
  companies in other industries (e.g., restaurant, hotel management) that have a high ratio of employees to revenue or market capitalization; and

  •
  companies that generate between $2.5 billion and $5 billion in annual revenue.

In October 2012, as part of its annual assessment of peer group companies, the Compensation Committee reviewed the peer group selected for fiscal year 2012 compensation decisions and, with the assistance of an analysis by its independent compensation consultant, determined that certain changes in the peer group were appropriate in connection with fiscal year 2013 executive compensation practices. The Committee decided that both Johnson Controls and Manpower Inc. should be removed from the 2013 peer group, since the revenues of these companies were significantly larger than those of the Company, and that Fiserv Inc. and Hub Group Inc. should also be removed because those companies, unlike the Company, do not pay a dividend and therefore reflect a different growth and investor profile than that of the Company. The Committee also decided to add Insperity, Inc. to its peer group companies as this company met revenue size and other relevant criteria for peer group inclusion.

As a result of the process described above, the following 21 companies (the Peer Group) were selected by the Compensation Committee as ABM's primary peer group in reviewing pay and making compensation decisions for fiscal year 2013.

Arkansas Best Corporation	Corrections Corporation of America	Rent-A-Center
Brinker International, Inc.	Emcor Group, Inc.	Republic Services, Inc.
The Brink's Company	G&K Services, Inc.	Robert Half International Inc.
C. H. Robinson Worldwide, Inc.	Insperity, Inc.	Rollins Inc.
Cintas Corporation	Iron Mountain Inc.	Standard Parking Corporation
Convergys Corporation	J.B. Hunt Transport Services, Inc.	URS Corporation
Con-Way Inc.	Kelly Services, Inc.	Werner Enterprises, Inc.

The Compensation Committee's decisions relating to NEO pay are informed by its review of the compensation practices reported in the proxy statements filed by the companies in the Peer Group, as compiled for the Committee by its compensation consultant. The proxy analysis reviewed by the Committee in fiscal year 2013 compared base salaries, short-term incentives, long-term incentives and total compensation to corresponding Peer Group practices. Although the results of the Peer Group analysis are considered important by the Compensation Committee, it does not determine or change compensation in reaction to market data alone. Instead, it takes this information into account as one of several considerations which it uses to inform its decisions relating to compensation levels. This information provides the framework for the analysis the Committee uses to assess the competitiveness of NEO pay.

The Compensation Committee believes that the proxy data reviewed provides a reasonable indicator of total compensation paid by companies that recruit executives with skill sets similar to those that we seek in our executives. Compensation for our executives is generally managed within the ranges of compensation paid by companies in the Peer Group and the general industry community. While the Compensation

Committee normally references the benchmark group median (50th percentile) for each compensation element, the Committee uses its judgment to determine pay levels necessary to pay for performance and attract and retain executive talent. In exercising its judgment, the Committee looks beyond the competitive data and places significant weight on individual job performance (based on specific financial and operating objectives for each executive, as well as leadership skills), experience, compensation history, future potential, internal comparisons, affordability, retention risk, and, in the case of new hires, compensation at former employers, as well as, in the case of executives other than the CEO, the CEO's recommendations. The Compensation Committee's independent compensation consultant reported that target compensation levels in fiscal 2013 were within the range of benchmark norms, which the Committee generally considers to be between the 25th and 75th percentiles for the Peer Group companies.

Peer Group Changes for Fiscal Year 2014

In October 2013, the Compensation Committee reviewed the Peer Group selected for fiscal year 2013 compensation decisions and, with the assistance of an analysis by its independent compensation consultant, determined that certain minor changes in the Peer Group were desirable in connection with fiscal year 2014 executive compensation practices. The Committee decided that G&K Services, Inc. should be removed from the 2013 Peer Group, since its revenues were significantly smaller than those of ABM. The Committee added Healthcare Services Group, Inc. based on the comparability of its revenues and business to ABM.

Pay for Performance Alignment

The following graph illustrates three-year realizable compensation of our NEOs in relationship to NEO compensation of our Peer Group. Each point on the graph represents three-year realizable compensation of the NEOs in our Peer Group relative to his or her company's three-year performance in Total Shareholder Return (TSR) over the 2010-2012 year period.

Peer Group Pay vs. Performance Analysis

Three-Year Named Executive Officer Realizable Pay

About this graph:

  This graph is based on the 2013 proxy filings reflecting 2012 compensation of our Peer Group.

  TSR reflects share price appreciation, adjusted for dividends and stock splits.

  Realizable pay consists of: 1) actual base salary paid over the three-year period; 2) actual short-term incentive payouts over the three-year period; and 3) the 12/31/2012 market value of equity grants as listed below:

    •
    in-the-money value of stock options granted over the three-year period;

    •
    service-based restricted stock awards granted over the three-year period; and

    •
    performance-based incentives: i) as achieved, for performance cycles that have been completed through 2012; and ii) as granted, for performance cycles that have not yet been completed, assuming target performance.

In order to provide additional information about the relationship between our performance-based compensation and realized compensation, we have prepared a Realized Pay Table, that appears on page 41 of this Proxy Statement, and which is intended to supplement the 2013 Summary Compensation Table that appears on page 45. The Realized Pay Table shows compensation actually realized in fiscal years 2013, 2012, and 2011 by our NEOs.

Part 3. Elements of Compensation and Fiscal Year 2013 Awards

Elements of Compensation

The following table provides information regarding the elements of our fiscal 2013 executive compensation program:

Type of Compensation	&zwsp;	Form of Compensation	&zwsp;	Rationale	&zwsp;
Base Salary		Cash		• Attract and retain high quality executives to drive our success
• Provide competitive fixed pay based on role, responsibility and experience
Annual Incentive Bonus		Cash		• Drive Company and business unit performance
• Encourage Company, business unit and individual performance
• Provide competitive opportunities by targeting total cash (base salary + target bonus) around the median range of peers
Long-Term Incentive Compensation		Performance shares, stock options		• Align interests of executives with shareholders
• Drive Company performance
Other Equity Awards		Restricted stock units		• Retain executives through long-term vesting and potential wealth accumulation
• Align interests of executives with shareholders
Perquisites and Other Executive Benefits		Various (see discussion below)		• Provide limited but competitive benefits
Deferred compensation		401(k) plan; deferred compensation plan		• Provide tax-deferred methods for savings, including for retirement
General		Health and welfare plans, employee stock purchase plan		• Offer competitive benefits that are generally offered to a broad base of our employees

The Compensation Committee believes that each of these elements supports one or more of our compensation objectives and considers each element to be part of a total compensation package. For this reason, the Committee considers the impact of each of these elements on an NEO's total compensation when making decisions regarding compensation. The use of each compensation element is based on a subjective determination by the Committee of the importance of each compensation element in supporting ABM's business and talent strategies, as well as the prevalence, weight and value of these elements for executives at other companies. The Committee believes that the overall mix among base salary, cash and noncash incentives effectively balances short- and long-term performance objectives.

2013 Base Salary

The Compensation Committee typically reviews total compensation, including base salaries, for executives in the first quarter of each fiscal year and, as needed, in connection with recruitment, promotions or other changes in responsibilities. Base salary amounts affect potential annual cash performance incentive payments and equity awards described in the following sections, because these other elements are based on a percentage of base salary. In general, base salaries are set at a level that the Committee believes will effectively reward, attract and retain necessary talent, considering the factors described previously. In January 2013, each NEO's base salary was increased by 2%, which was in line with recommended increases for management employees across the Company. The following table shows, for each NEO, the 2012 base salary, the January 2013 increase, and the base salary for fiscal year 2013 effective following the January 2013 increase.

NEO	&zwsp;	2012 Annual Base Salary	&zwsp;	January 2013 Increase	&zwsp;	2013 Annual Base Salary	&zwsp;
Mr. Slipsager		$850,000		2%		$867,000
Mr. Lusk		$535,000		2%		$545,700
Mr. McClure		$645,000		2%		$657,900
Mr. Price		$645,000		2%		$657,900
Ms. McConnell		$450,000		2%		$459,000

2013 Annual Cash Incentive Overview

The Committee determines each NEO's target bonus (as a percentage of base salary at fiscal year-end) and maximum bonus opportunity in light of the NEO's role and responsibilities. The CEO has the highest target bonus, because the Committee believes the CEO's compensation should be most heavily weighted toward performance. Messrs. McClure and Price have the next highest target bonuses, because they are in charge of the operational aspects of the business. The Committee also references the Peer Group median when it establishes the target bonus. The Committee believes that each NEO's annual incentive cash payment should be significantly weighted towards objective financial performance metrics. This is reflected in the NEO's overall bonus targets and weightings.

The target bonuses, maximum bonuses, performance factors and weightings, along with the actual fiscal year 2013 bonus awards for the NEOs, are set forth in the table below. A description of how fiscal year 2013 bonus awards were achieved follows the table.

Fiscal Year 2013 Bonus Targets, Weighting, and Awards

Named Executive Officer	Base Salary ($)	Target Bonus (as Percentage of Salary) (%)	Target Bonus ($)	Maximum Bonus(1) ($)	Performance Factors and Weighting	Achievement (%)	Fiscal Year 2013 Bonus as Percentage of Target (%)(2)	Fiscal Year 2013 Bonus ($)
Henrik C. Slipsager,	867,000	100	867,000	1,603,950	CEO Financial Objectives, 70%	150.4	150.3	1,303,448
Chief Executive Officer					CEO Nonfinancial Objectives, 30%	150.0
James S. Lusk,	545,700	70	381,990	706,682	Corporate Results, 70%	140.8	140.6	537,078
Executive Vice President & Chief Financial Officer					Department/Individual Results, 30%	140.0
James P. McClure,	657,900	75	493,425	925,172	Corporate Results, 50%	140.8	138.6	683,657
Executive Vice					Business Unit Results, 25%	106.2
President					Individual Results, 25%	150.0
Tracy K. Price,	657,900	75	493,425	925,172	Corporate Results, 50%	140.8	138.4	682,900
Executive Vice					Business Unit Results, 25%	152.0
President					Individual Results, 25%	120.0
Sarah H. McConnell,	459,000	60	275,400	509,490	Corporate Results, 70%	140.8	134.6	370,688
Senior Vice President					Department/Individual Results, 30%	120.0
(1)
The maximum bonus for the CEO, CFO and Senior Vice President is 185% of target, while the maximum bonus for each of the other Executive Vice Presidents is 187.5% of target.

(2)
Percentages are rounded to the nearest tenth of a percent.

Annual Cash Incentive Payments for Our CEO

Henrik C. Slipsager, President and CEO

Mr. Slipsager has 30 years' experience in the facility services industry. He has been President and CEO of the Company since 2000. In light of his significant role in shaping the direction of the Company, the Committee bases its recommendations with respect to his annual incentive compensation on financial and individual performance objectives, which are generally established by the Committee in the first quarter of the fiscal year, after consultation with other members of the Board of Directors. The Committee also considers the advice of its compensation consultant with respect to Mr. Slipsager's objectives and it may make changes to these objectives during the year or at the end of the year to take into consideration other factors that the Committee, in its discretion, believes are important to a consideration of the CEO's annual cash incentive compensation. The Committee may change, from fiscal year to fiscal year, the basis upon which it determines the CEO's annual cash incentive compensation. As further described below, Mr. Slipsager's annual cash incentive payment for fiscal year 2013 was $1,303,448.

CEO's 2013 Financial Objectives.    In connection with the determination of the attainment of the CEO's financial performance objectives, the Compensation Committee first established a threshold which, if not achieved, would result in the CEO not receiving any payment in respect of his financial objectives, thereby putting 70% of his annual target cash incentive compensation at risk if these financial objectives were not met. The Committee determined that in order to receive any payment with respect to the financial objectives, actual income from continuing operations before taxes for fiscal year 2013 had to equal or exceed both 80% of the fiscal year 2013 budget and 80% of actual fiscal year 2012 results. For fiscal year 2013, actual income from continuing operations before taxes of $112.5 million was approximately 110% of budget and 121% of actual fiscal year 2012 results, so this threshold was met.

Mr. Slipsager's 2013 fiscal year financial objectives are summarized in the following table.

CEO Financial Objectives	&zwsp;	Target Level	&zwsp;	Actual Results	&zwsp;	Actual as a % of Target(1)	&zwsp;	Preliminary Bonus Funding(2)	&zwsp;
Pre-tax income from continuing operations		$102.7 million		$112.5 million		110%		123.9%
EBITDA margin(3)		3.8%		3.9%		103%		106.6%
Earnings per share from continuing operations — Diluted(4)		$1.33		$1.52		114%		135.7%
Operating cash flow		$141.9 million		$135.3 million		95%		88.4%
Pro forma organic revenue growth		3.5%		3.1%(5)		89%		71.4%
Return on equity(6)		8.6%		9.7%		113%		132.0%
Average								109.7%
(1)
Rounded.
(2)
The methodology relating to preliminary bonus funding levels is described below.
(3)
EBITDA refers to earnings before interest, taxes, depreciation and amortization.
(4)
Excludes items impacting comparability.
(5)
Excludes business related to the U.S. government in light of impacts relating to the U.S. government shutdown in October 2013.
(6)
The return on equity target excludes items impacting comparability.

In determining the bonus funding for the CEO related to his financial performance objectives, the Committee decided to utilize the same award funding approach as that utilized for the Corporate Results in the annual performance incentive program (PIP) in the table captioned "2013 Fiscal Year

PIP-Corporate Results Possible Funding Award". The actual achievement as a percent of target for each measure shown above was applied to the award funding set forth in this table as a percent of budget to calculate the preliminary bonus funding in the table above. The Committee then determined that on an overall basis, on average, the financial objectives had been achieved at 109.7%. In making this determination, the Committee gave equal weight to each financial objective.

The Committee then took into account the fact that the 2013 Fiscal Year PIP-Corporate Results Possible Funding Award table provides for an upper funding level of 175% for financial performance metrics while the maximum funding for the CEO for his financial performance objectives for fiscal year 2013 was 200%. Accordingly, the Committee adjusted for this difference by applying a factor of approximately 1.14 (which is derived by dividing 200 by 175), to 109.7%, which results in an adjusted preliminary funding level of 125.37%. Consistent with the design of the PIP program, this preliminary funding level can be modified, in the discretion of the Committee, by a multiplier in the range of 0.8 to 1.2 to reflect various factors that contributed to the financial results. In determining whether to apply a multiplier, the Committee considered the quality and breadth of the financial results and Mr. Slipsager's role in providing strategic direction to the Company, which it believed strongly contributed to these results. In light of these considerations, the Committee adjusted the preliminary bonus funding of 125.37% by a factor of 1.2, resulting in an achievement level of 150.4%, which, as noted previously, is given a 70% weight in connection with the determination of the CEO's annual cash incentive payment.

CEO's 2013 Nonfinancial Objectives.    Mr. Slipsager's fiscal year 2013 nonfinancial performance objectives involved strategy development and communication with the Board, succession planning and acquisition and integration activity.

As previously noted, the Committee uses a consultative process involving other Board members in connection with its assessment of the CEO's achievement of his nonfinancial objectives. The Committee informally uses a numerical scoring procedure to help it in its deliberations, although its assessment is discretionary. After taking into account the views of the Committee and other Board members (other than the CEO), the Committee determined that Mr. Slipsager had significantly exceeded target for each of his nonfinancial objectives. In particular, the Committee noted that Mr. Slipsager successfully executed important strategic matters, such as the acquisition and subsequent integration of Air Serv Corporation and HHA Services, Inc., proactively led the succession planning process, and effectively communicated with the Board on a regular basis. Accordingly, the Committee determined that Mr. Slipsager had achieved 150% of target in relationship to his nonfinancial objectives.

Overall Bonus Determination.    For fiscal year 2013, based upon the weightings of the achievement of the CEO's financial (70%) and nonfinancial (30%) objectives, the Committee determined that his overall funding level was achieved at approximately 150.3%. Therefore, the Committee recommended, and the CEO Committee agreed, that Mr. Slipsager receive an annual cash incentive payment of $1,303,448 (approximately 150.3% of his target).

Annual Cash Incentive Payments for Our Other NEOs

Annual cash incentive payments for Messrs. Lusk, McClure, Price and Ms. McConnell are governed by the PIP. The PIP is an incentive cash program for executives and key employees that is designed to motivate and reward achievement of annual financial and individual performance objectives and provide a competitive total compensation opportunity in support of our compensation objectives.

The Committee assigns a relative weight to the different components of the bonus amount. In the case of Messrs. McClure and Price, who have responsibility for business units, awards under the PIP are based on the Company's financial performance (50%), business unit performance (25%), and individual performance (25%). We refer to Company financial performance as "Corporate Results", business unit performance as "Business Unit Results", and individual performance as "Individual Results". In the case of Mr. Lusk, our CFO, and Ms. McConnell, our General Counsel, awards under the PIP are based on

Corporate Results (70%), the performance of the department or function for which they are responsible and individual results (30%) (Department/Individual Results).

The CEO approves the individual performance objectives for these NEOs. Generally, the performance criteria associated with the Company and business unit performance are objective, while those associated with department results and individual performance are more subjective in nature.

Following the end of the fiscal year, Corporate Results and Business Unit Results are determined and submitted to the Committee. The CEO provides the Committee with his assessment of the other NEOs' achievement of Department Results and Individual Results. The Committee discusses these assessments with the CEO and has discretion to modify his assessments. The Committee may adjust Corporate Results and Business Unit Results to take into consideration unusual items such as acquisitions or divestitures. Determining Individual Results and Department Results involves subjective judgments by the Committee.

2013 Corporate Results

Fiscal 2013 Corporate Results were measured by the Company's fiscal year 2013 income from continuing operations relative to (1) fiscal year 2013 budget and (2) fiscal year 2012 results, each weighted equally. At the beginning of the fiscal year, the Committee determines possible award funding with respect to Corporate Results. As reflected in the table below, if Corporate Results equaled or exceeded both 125% of budget for 2013 and 125% of actual results for the prior year, possible award funding for Corporate Results would be 175% of target. On the other hand, if Corporate Results were less than 80% of budget for 2013 and less than 80% of prior year actual, possible award funding would be 0%.

2013 Fiscal Year PIP — Corporate Results Possible Award Funding					&zwsp;
% Budget for Fiscal Year 2013	&zwsp;	% Prior Fiscal Year	&zwsp;	Award Funding — Corporate	&zwsp;
≥125%		≥125%		175%
≥120%		≥120%		150%
≥100%		≥100%		100%
≥80%		≥80%		50%
<80%		<80%		0%

The tables below show target and actual Corporate Results for fiscal year 2013.

Corporate Results (50%) — 2013 Actual vs. 2013 Budget				&zwsp;
2013 Actual Income from Continuing Operations	2013 Budget	2013 Actual Income from Continuing Operations Compared to 2013 Budget	Bonus Funding
$72.9 million	$62.6 million	116.4%	141.0%

Corporate Results (50%) — 2013 Actual vs. 2012 Actual							&zwsp;
2013 Actual Income from Continuing Operations	&zwsp;	2012 Actual	&zwsp;	2013 Actual Income from Continuing Operations Compared to 2012 Actual	&zwsp;	Bonus Funding	&zwsp;
$72.9 million		$62.7 million		116.2%		140.5%

Because each of the above metrics is weighted equally, the total bonus funding level for Corporate Results was 140.8%.

Determination of Each NEO's Performance and Bonus

James S. Lusk, Executive Vice President and Chief Financial Officer

Mr. Lusk joined the Company in 2007 and has served as our CFO since January 2008. Before joining the Company, Mr. Lusk served in senior leadership positions with various other companies, including Avaya, BioScrip/MIM and Lucent Technologies. Mr. Lusk's annual cash incentive compensation was based 70% on Corporate Results (as described above) and 30% on Department/Individual Results. As further described below, Mr. Lusk's annual cash incentive payment for fiscal 2013 was $537,078.

Department/Individual Results.    Mr. Lusk's individual and department-related objectives included components relating to general management, customer relations/market development, and compliance and administration. In assessing Mr. Lusk's performance, the CEO noted Mr. Lusk's outstanding performance in all areas. In particular, his achievements included excellent cash management, the paying down of over $100 million of the $200 million borrowed at the beginning of fiscal year 2013 to fund acquisitions, and returning more cash to shareholders in the form of dividends. The CEO recommended, and the Committee approved, a funding level of 140.0% for Department/Individual Results, weighted at 30%.

Total Payment Determination.    Mr. Lusk's total PIP target was 70% of his base salary of $545,700, or $381,990. Because Corporate Results (weighted 70%) resulted in a funding level of 140.8%, and Individual/Department Results (weighted 30%) resulted in a funding level of 140.0%, the Committee approved Mr. Lusk's PIP payment for fiscal year 2013 in the amount of $537,078.

James P. McClure, Executive Vice President, Business Leader for Onsite Services

Mr. McClure has over 30 years' experience with the Company, serving in various senior leadership roles. Most recently, as part of the reorganization of our businesses, Mr. McClure became the business leader having principal responsibility for our Onsite Services business. In light of this responsibility, Mr. McClure's annual cash incentive compensation was based 50% on Corporate Results (as described above), 25% on Business Unit Results for the Onsite Services business and 25% on Individual Results. As further described below, Mr. McClure's annual cash incentive payment for fiscal 2013 was $683,657.

Business Unit Results.    Mr. McClure's Business Unit Results were based on the Onsite Services business's 2013 fiscal year operating profit relative to (1) budget for fiscal year 2013 and (2) 2013 fiscal year results, with the two factors being weighted equally. As reflected in the table below, if Business Unit Results equaled or exceeded both 125% of budget for 2013 and 120% of actual results for the prior year, possible award funding for Business Unit Results would be 175% of target. On the other hand, if Business Unit Results were less than 85% of budget for 2013 and less than 85% of prior year actual, possible award funding would be 0%.

Onsite Services — Possible Award Funding					&zwsp;
Actual 2013 Operating Profit as % of Budget for Fiscal Year 2013	&zwsp;	Actual 2013 Operating Profit as % of Prior Fiscal Year Operating Profit	&zwsp;	Award Funding	&zwsp;
≥125%		≥120%		175%
≥120%		≥115%		150%
≥100%		≥105%		100%
≥85%		≥85%		50%
<85%		<85%		0%

The tables below show target and actual Business Unit Results for Onsite Services for fiscal year 2013.

Onsite Services Results — 2013 Actual vs. 2013 Budget				&zwsp;
2013 Actual Operating Profit	2013 Budget	2013 Actual Operating Profit Compared to 2013 Budget	Bonus Funding
$202.5 million	$202.1 million	100.2%	100.0%

Onsite Services Results — 2013 Actual vs. 2012 Actual							&zwsp;
2013 Actual Operating Profit	&zwsp;	2012 Actual Operating Profit	&zwsp;	2013 Actual Operating Profit Compared to 2012 Actual Operating Profit	&zwsp;	Bonus Funding	&zwsp;
$202.5 million		$193.1 million		104.9%		112.3%

Because each of the above metrics is weighted equally, the Committee approved a funding level of 106.2% for the Business Unit Results portion of Mr. McClure's bonus.

Individual Results.    Mr. McClure's individual objectives included components relating to general management, customer relations/market development, and compliance and administration. This included operational improvement objectives and goals related to the reorganization of the business. In assessing Mr. McClure's performance, the CEO rated Mr. McClure's results outstanding in each of these areas. Chief among Mr. McClure's accomplishments were the successful consolidation of the daily operations of our Onsite Services, driving organic growth in the Janitorial business, and building an effective management team. As a result, the CEO recommended, and the Committee approved, a funding level of 150% for Individual Results.

Total Payment Determination.    Mr. McClure's total PIP target was 75% of his base salary of $657,900, or $493,425. Corporate Results (weighted 50%) resulted in a funding level of 140.8%, Onsite Services Business Unit Results (weighted 25%) resulted in a funding level of 106.2%, and Individual Results (weighted 25%) resulted in a funding level of 150.0%. This would have resulted in a payment of $663,657. However, the CEO recommended that in light of the additional responsibilities assumed by Mr. McClure in fiscal year 2013, it was appropriate to increase Mr. McClure's payment to $683,657. The Committee agreed with this assessment and approved Mr. McClure's PIP payment for fiscal year 2013 in the amount of $683,657.

Tracy K. Price, Executive Vice President, Business Leader for Building & Energy Solutions

Mr. Price joined the Company on December 1, 2010, as a result of the acquisition by the Company of The Linc Group LLC. Mr. Price was CEO of The Linc Group from December 2003 to the date of its acquisition and since that date has had significant leadership positions within the Company. Most recently, in light of our reorganization, he became the business leader having principal responsibility for our Building & Energy Solutions business. In light of this responsibility, his annual cash incentive compensation was based 50% on Corporate Results (as described above), 25% on Business Unit Results for the Building & Energy Solutions business and 25% on Individual Results. As further described below, Mr. Price's annual cash incentive payment for fiscal 2013 was $682,900.

Business Unit Results.    Mr. Price's Business Unit Results were measured by reference to the Building & Energy Solutions (BES) business and were based on the BES business's 2013 fiscal year operating profit relative to (1) budget for fiscal year 2013 and (2) fiscal year 2012 results, with the two factors being weighted equally. As reflected in the table below, if BES Business Unit Results equaled or exceeded both

125% of budget for 2013 and 125% of actual results for the prior year, possible award funding for Business Unit Results would be 175% of target. On the other hand, if BES Business Unit Results were less than 80% of budget for 2013 and less than 80% of prior year actual, possible award funding would be 0%.

2013 Fiscal Year PIP Building & Energy Possible Award Funding					&zwsp;
Actual 2013 Operating Profit as % of Budget for Fiscal Year 2013	&zwsp;	Actual 2013 Operating Profit as % of Prior Fiscal Year Operating Profit	&zwsp;	Award Funding	&zwsp;
≥125%		≥125%		175%
≥120%		≥120%		150%
≥100%		≥100%		100%
≥80%		≥80%		50%
<80%		<80%		0%

The tables below show target and actual BES Business Unit Results for fiscal year 2013.

BES Results — 2013 Actual vs. 2013 Budget				&zwsp;
2013 Actual Operating Profit	2013 Budget	2013 Actual Operating Profit Compared to 2013 Budget	Bonus Funding
$18.7 million	$16.7 million	111.6%	129.0%

BES Results — 2013 Actual vs. 2012 Actual							&zwsp;
2013 Actual Operating Profit	&zwsp;	2012 Actual Operating Profit	&zwsp;	2013 Actual Operating Profit Compared to 2012 Actual Operating Profit	&zwsp;	Bonus Funding	&zwsp;
$18.7 million		$12.3 million		151.2%		175.0%

In fiscal year 2013, the BES business operating profit was 111.6% of budget and 151.2% of 2012 operating profit which, on an interpolated basis, translated into funding levels of 129.0% and 175.0%, respectively. Because both of the above metrics are weighted equally, the Committee approved a funding level for the Business Unit Results portion of Mr. Price's bonus of 152.0%.

Individual Results.    Mr. Price's objectives included components relating to general management, customer relations/market development, and compliance/administration. The CEO recommended a funding level of 120% in connection with Mr. Price's individual objectives because he believed that Mr. Price had exceeded these objectives. Chief among Mr. Price's accomplishments were driving innovative strategies through the BES business, building a strong management team, and successfully managing the efforts of sequestration and the general government slowdown on business in the government sector. The Committee agreed with this assessment and approved a funding level of 120% for Individual Results.

Total Payment Determination.    Mr. Price's total PIP target was 75% of his base salary of $657,900, or $493,425. Because Corporate Results (weighted 50%) resulted in a funding level of 140.8%, BES Business Unit Results (weighted 25%) resulted in a funding level of 152.0%, and Individual Results (weighted 25%) resulted in a funding level of 120.0%, the Committee approved Mr. Price's PIP payment for fiscal year 2013 in the amount of $682,900.

Sarah Hlavinka McConnell, Senior Vice President, General Counsel and Secretary

Ms. McConnell joined the Company in 2007 and has served as General Counsel and Secretary since May 2008. Before joining the Company, Ms. McConnell held leadership positions with other companies, including Fisher Scientific International Inc., Fisher HealthCare, Benchmark Electronics, Inc. and Hewlett Packard. Ms. McConnell's annual cash incentive payment was based 70% on Corporate Results and 30% on Department/Individual Results. As further described below, Ms. McConnell's annual cash incentive payment for fiscal 2013 was $370,688.

Department/Individual Results.    Ms. McConnell's responsibilities in fiscal year 2013 included the Company's legal department. Her personal and department objectives included components relating to general management, customer relations/market development and compliance and administration. In assessing Ms. McConnell's performance, the CEO noted Ms. McConnell's significant contributions to the Company, including acting as an advisor to the Board in areas of critical importance to the Company, maintaining a legal department of the highest quality, and providing effective direction and advice in connection with enterprise risk management. In light of these considerations, the CEO recommended, and the Committee approved, a funding level of 120.0% for Department/Individual Results, weighted at 30%.

Total Payment Determination.    Ms. McConnell's total PIP target was 60% of her base salary of $459,000, or $275,400. Because Corporate Results (weighted 70%) resulted in a funding level of 140.8%, and Department/Individual Results (weighted 30%) resulted in a funding level of 120.0%, the Committee determined that Ms. McConnell's PIP payment for fiscal year 2013 should be $370,688.

Equity Incentives — Fiscal Year 2013 Overview and Fiscal Year 2014 Changes

The Committee believes that equity incentives create a direct link between executive compensation and shareholder returns by tying a significant portion of total compensation to the performance of the Company's stock and that equity incentives encourage executives to remain at the Company. Equity awards may be granted to senior executives annually (or, in the case of newly hired executives, at the time they join ABM) but may also be granted from time to time in connection with promotions or assumption of additional responsibilities, as well as to promote retention, and/or to encourage focus on specific performance objectives.

Each fiscal year, as part of its compensation review, the Compensation Committee reviews the equity grant mix. In fiscal year 2013, we granted a mixture of the following types of equity awards:

  •
  Performance Shares.  Performance shares are earned based on specified performance results combined with service requirements. Typically, our performance shares are based on performance over a three-year period and vest on the third anniversary of the grant date. The threshold, target and maximum performance goals are established with reference to the Company's budgeted growth rate for the relevant periods and other factors determined by the Committee for the applicable performance period. The Committee believes that these awards align employee and shareholder interests by tying value to both business results and future stock price.

  •
  Restricted Stock Units (RSUs).  To meet the Company's objective to retain key executive talent, the Company generally grants RSUs, representing full value shares of our common stock, that vest based on continued service with the Company. Typically, 50% of the RSUs vest two years from the grant date and the remaining 50% vest four years from the grant date. However, the Committee may provide a different vesting schedule if it determines, in its judgment, that a different vesting schedule is appropriate. RSUs are intended to promote retention and alignment of executive interests with the interests of shareholders. The Committee believes that RSUs enhance retention because they offer compensation opportunities over a long-term vesting period.

  •
  Stock Options.  Stock options provide value to the recipient only if the price of the Company's common stock increases above the option exercise price, which is the fair market value of the stock on the date of grant. Typically, our stock options vest ratably over four years. However, the Committee may provide a different vesting schedule if it determines, in its judgment, that a different vesting schedule is appropriate. Our stock options are granted for a maximum term of seven years and are subject to earlier termination three months following a termination of employment. The Committee considers stock option grants to be performance-based since stock options only have value if the Company's stock price increases over the vesting schedule following the grant.

Changes to Equity Grant Awards in Fiscal Year 2014

At the end of fiscal year 2013 and in the beginning of fiscal year 2014, the Committee reviewed the mix of equity grants to determine whether changes should be made for fiscal year 2014 to ensure consistency with the Company's compensation philosophy. As a result of its review, the Committee decided that in fiscal year 2014, stock options would be replaced by performance share grants which would be earned on the basis of the Company's TSR measured against the TSR of the Standard & Poor's Small Cap 600 Index (S&P 600) over a three-year period (2014 TSR Performance Shares). Accordingly, in fiscal year 2014, it is anticipated that equity grants to NEOs (other than any special awards), based on the approximate grant date values at target level, will consist of RSUs (25%), 2014 TSR Performance Shares (25%) and the 2014-2016 Performance Shares (based on operating cash flow and EBITDA metrics, similar to the program described below for fiscal year 2013) (50%).

Fiscal Year 2013 Equity Incentives

When determining the number of equity awards granted to individual NEOs, the Committee looks to various factors, including Peer Group practices. Generally, the Committee reviews the 50th percentile of Peer Group practices and takes into account how equity grants to our NEOs compare to equity grants equal in size to the 50th percentile Peer Group awards to executives having comparable roles. In its judgment, the Committee believes that the 50th percentile signifies the "typical" award level in the external market and is the appropriate reference point by which to assess equity grants to the NEOs. In addition, although there is not an exact formula, the Committee considers each individual's accumulated vested and unvested awards, the current value of the awards, comparison of individual awards between executives and in relation to other compensation elements, and total accounting expense of existing awards (because it considers share-based expense to be part of the Company's internal cost structure). The Committee also looks at the total mix of compensation (salary, cash bonus and long-term equity incentives) both by internal peer comparison and on an individual basis when it approves grants to the NEOs. The Committee uses its judgment to determine grant amounts that are appropriate to retain and motivate executive officers while maintaining acceptable levels of compensation expense.

In connection with regular equity grants, the Committee generally approves an equity award of a specific dollar value for each recipient based on a multiple of the recipient's base salary. More information about these grants, including methodologies used to establish values reflected in the table, can be found in the table "Grants of Plan-Based Awards During Fiscal Year 2013" on page 47.

The dollar value of the regular equity awards made in January 2013 and September 2013 was distributed among performance shares, RSUs and stock options approximately as shown in the pie chart below. Performance shares in the chart are reflected at target.

2013 Equity Grant Distribution

Our Current Performance Share Programs.    Each of our current Performance Share Programs covers a three-year period. Each is designed to motivate and reward long-term strategic management that results in profitable growth and sustained shareholder value creation. We use measures based on operating cash flow and EBITDA in these programs. The Committee has selected operating cash flow and EBITDA, as adjusted for certain items described below, because the Committee believes that adjusted EBITDA reflects actual cash generation by the Company, which is one of the key metrics that our investors and analysts use to measure Company performance. We use a multiple of five times EBITDA, as adjusted, because we believe that this multiple is a good proxy for Company value. In addition, the Committee selects these metrics because our executives and key managers who participate in the performance share programs can, by strategic, forward-looking and prudent management, influence the direction of the Company. Accordingly, we believe that these Performance Share Programs align with shareholder interests in that they include key value drivers and reward operational behaviors that drive positive results.

As noted above, each of our current Performance Share Programs is based on a three-year period during which performance shares may be earned based on performance during each of the three fiscal years in the program. At the beginning of each three-year program, the Compensation Committee establishes the EBITDA and operating cash flow targets for the years covered by the program and determines what adjustments, if any, are appropriate in connection with the calculation of EBITDA and operating cash flow. As used in this Performance Share Program, EBITDA is earnings before interest, depreciation and amortization. Both the calculation of EBITDA and operating cash flow are subject to adjustments relating to major acquisitions, major divestitures and certain other defined items. Results are measured at the end of each program year, in the case of objectives that are based on one-year performance, and at the end of the three-year period in connection with results that are based on cumulative years. Earned shares vest on the third anniversary of the grant date. Sixty percent of the award is based on "Value Creation," whereby shares may be earned annually based on a measurement which looks at annual budgeted operating cash flow and changes in EBITDA from the prior year multiplied by five. The remaining 40% is based on continued growth and determined by the compounded three-year EBITDA growth result, which is measured at the end of the three-year performance period.

The following tables and narrative summarize the results for fiscal year 2013 in each of our 2011-2013, 2012-2014 and 2013-2015 Fiscal Year Performance Share Programs. Yearly targets under different Performance Share Programs may be different for the same fiscal years as a result of the then-current Company conditions when the targets were established.

 2011-2013 Fiscal Year Performance Share Program

60%																	&zwsp;	40%							&zwsp;
Year		Annual Operating Cash Flow ($ million)				EBITDA ($ million)				Value Creation(1) Target ($ million)				Value Creation(1) Actual vs. Plan		Award Funding		Weight		EBITDA Growth Actual vs. Plan		Award Funding %		Weight
	&zwsp;	Plan	&zwsp;	Actual	&zwsp;	Plan	&zwsp;	Actual	&zwsp;	Plan	&zwsp;	Actual	&zwsp;		&zwsp;		&zwsp;		&zwsp;		&zwsp;		&zwsp;		&zwsp;
2011		84.6		160.0		208.1		184.0		355.1		310.0		87.3%		78.7%		20%		n/a		n/a		n/a
2012		91.4		150.6		218.5		176.4		143.4		112.6		78.5%		58.2%		20%		n/a		n/a		n/a
2013		90.2		134.8		229.4		182.7		144.7		166.3		114.9%		114.9%		20%		79.6%		60.7%		40%
Final																								74.6%
(1)
Value Creation = Operating Cash Flow + (change in EBITDA × 5).

For fiscal year 2013, performance shares under the 2011-2013 Performance Share Program were earned at 114.9% since Value Creation, as adjusted, was approximately $166.3 million compared to target of $144.7 million. In addition, for fiscal year 2013, performance shares were earned at 60.7% of target for EBITDA growth. Overall, performance shares under the 2011-2013 Fiscal Year Performance Share Program were earned at 74.6% of target.

2012-2014 Fiscal Year Performance Share Program

60%																	&zwsp;	40%							&zwsp;
Year		Annual Operating Cash Flow ($ million)				EBITDA ($ million)				Value Creation(1) Target ($ million)				Value Creation(1) Actual vs. Plan		Award Funding		Weight		EBITDA Growth Actual vs. Plan		Award Funding %		Weight
	&zwsp;	Plan	&zwsp;	Actual	&zwsp;	Plan	&zwsp;	Actual	&zwsp;	Plan	&zwsp;	Actual	&zwsp;		&zwsp;		&zwsp;		&zwsp;		&zwsp;		&zwsp;		&zwsp;
2012		125.0		150.6		197.1		176.4		190.5		112.6		59.1%		0.0%		20%		n/a		n/a		n/a
2013		117.2		134.8		207.0		182.7		166.7		166.3		99.8%		99.7%		20%		n/a		n/a		n/a
2014		112.7				217.3				164.2								20%						40%
Final
(1)
Value Creation = Operating Cash Flow + (change in EBITDA × 5).

For fiscal year 2013, performance shares under the 2012-2014 Fiscal Year Performance Share Program were earned at approximately 99.7% of target since Value Creation was approximately $166.3 million compared to the target of $166.7 million.

2013-2015 Fiscal Year Performance Share Program

60%																	&zwsp;	40%							&zwsp;
Year		Annual Operating Cash Flow ($ million)				EBITDA ($ million)				Value Creation(1) Target ($ million)				Value Creation(1) Actual vs. Plan		Award Funding		Weight		EBITDA Growth Actual vs. Plan		Award Funding %		Weight
	&zwsp;	Plan	&zwsp;	Actual	&zwsp;	Plan	&zwsp;	Actual	&zwsp;	Plan	&zwsp;	Actual	&zwsp;		&zwsp;		&zwsp;		&zwsp;		&zwsp;		&zwsp;		&zwsp;
2013		141.9		135.3		206.2		205.9		290.9		282.8		97.2%		95.8%		20%		n/a		n/a		n/a
2014		134.9				216.5				186.4								20%		n/a		n/a		n/a
2015		133.9				227.3				187.9								20%						40%
Final
(1)
Value Creation = Operating Cash Flow + (change in EBITDA × 5).

For fiscal year 2013, performance shares under the 2013-2015 Fiscal Year Performance Share Program were earned at approximately 95.8% of target since Value Creation was approximately $282.8 million compared to the target of $290.9 million.

Fiscal Year 2014 Equity Grants

As noted above, in fiscal year 2014, the Committee approved granting to NEOs 2014 TSR Performance Shares instead of stock options. The measurement period will be a three-year period, commencing on November 1, 2013, with TSR being measured by reference to the S&P 600. Payout under the 2014-2016 TSR Performance Share Program will be measured by the Company's three-year TSR percentile rating compared to the S&P 600, as set forth in the following table.

Payout and Performance Table

Performance Level	&zwsp;	3-Year TSR Percentile Rating	&zwsp;	Shares Awarded (as a % of Target)	&zwsp;
Maximum		75th Percentile		150%
Target		50th Percentile		100%
Threshold		25th Percentile		50%

**********

Realized Pay

The table below is intended to supplement the 2013 Summary Compensation Table that appears on page 45. This table shows the compensation actually realized in fiscal years 2013, 2012 and 2011 by our NEOs. In contrast, the Realizable Pay graph on page 27 reflects the current value of all pay granted over the relevant three-year period. We have included the Realized Pay Table to better show how our performance-based equity compensation drives actual or "realized" compensation. The primary difference between this supplemental table and the 2013 Summary Compensation Table is the method used to value RSUs, performance shares and stock options. SEC rules require that the grant date fair value of all RSUs, performance shares and stock options be reported in the 2013 Summary Compensation Table for the year that they were granted. As a result, a significant portion of the total compensation amounts reported in the 2013 Summary Compensation Table relates to equity grants that have not yet vested and for which the value is consequently uncertain. In contrast, the supplemental table below includes only performance shares, stock options and RSU awards that vested during the applicable fiscal year and shows the value of those awards as of the applicable vesting date. It should be noted that there is no assurance that the NEOs will actually realize the value attributed to these awards even in this supplemental table, since the value of the stock options will depend on when the stock options are exercised and the underlying shares are sold and the ultimate value of the performance shares and RSUs will depend on when the underlying shares are sold.

Realized Pay Table

Name	Fiscal Year		Base Salary ($)		Performance Share Awards Vested in Fiscal Year(1) ($)		Option Awards Vested in Fiscal Year(2) ($)		RSU Awards Vested in Fiscal Year(3) ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation(4) ($)		Total Compensation Realized ($)
Henrik C. Slipsager	2013	&zwsp;	864,166	&zwsp;	415,870	&zwsp;	199,565	&zwsp;	402,651	&zwsp;	1,303,448	&zwsp;	37,453	&zwsp;	3,223,153	&zwsp;
President & CEO	2012		847,898		511,521		63,934		490,452		646,000		57,976		2,617,781
	2011		833,325		0		297,826		343,385		879,260		9,800		2,363,596
James S. Lusk	2013	&zwsp;	543,916	&zwsp;	127,848	&zwsp;	113,828	&zwsp;	116,588	&zwsp;	537,078	&zwsp;	18,292	&zwsp;	1,457,550	&zwsp;
Executive Vice President	2012		526,763		145,313		12,874		115,766		304,843		28,580		1,134,139
& CFO	2011		483,222		0		60,250		185,427		353,404		23,362		1,105,665
James P. McClure	2013	&zwsp;	655,750	&zwsp;	162,465	&zwsp;	153,501	&zwsp;	164,708	&zwsp;	683,657	&zwsp;	14,815	&zwsp;	1,834,896	&zwsp;
Executive Vice President	2012		637,324		202,258		17,712		158,779		403,931		49,167		1,469,171
	2011		596,038		0		82,383		58,077		464,033		9,800		1,210,331
Tracy K. Price	2013	&zwsp;	655,750	&zwsp;	0	&zwsp;	126,380	&zwsp;	117,535	&zwsp;	682,900	&zwsp;	42,673	&zwsp;	1,625,238	&zwsp;
Executive Vice President	2012		643,247		0		0		0		384,581		41,543		1,069,371
	2011		634,480		0		0		0		491,591		41,150		1,167,221
Sarah H. McConnell	2013	&zwsp;	457,500	&zwsp;	57,374	&zwsp;	55,842	&zwsp;	55,920	&zwsp;	370,688	&zwsp;	11,841	&zwsp;	1,009,165	&zwsp;
Senior Vice President,	2012		441,778		57,237		4,114		39,163		234,090		13,855		790,237
General Counsel & Secretary	2011		398,725		0		16,877		47,864		227,380		9,800		700,646
(1)
Amounts shown represent the aggregate value of all earned performance shares that vested during fiscal years 2011, 2012, and 2013 (excluding the value of DEUs vested and distributed in the fiscal year as this value is included in "All Other Compensation"). The value of vested performance shares is calculated by multiplying the number of shares vested by the closing price of ABM's common stock on the date that the shares vested.

(2)
Amounts shown represent the aggregate value of all stock options that vested during the applicable fiscal year. The value of vested stock options is calculated by multiplying the number of shares vested by the difference between the closing price of ABM's common stock on the vesting date and the exercise price without regard to actual option exercise activity.

(3)
Amounts shown represent the aggregate value of all RSU awards that vested during the applicable fiscal year (excluding the value of DEUs vested and distributed in the fiscal year as this value is included in "All Other Compensation"). The value of vested RSUs is calculated by multiplying the number of shares vested (including dividend equivalent shares) by the closing price of ABM's common stock on the vesting date.

(4)
Amounts shown equal the amounts reported in the "All Other Compensation" column of the Summary Compensation Table.

Part 4. Other Governance and Compensation-Related Matters

Stock Ownership Guidelines

In October 2006, the Compensation Committee adopted stock ownership guidelines for certain officers, including NEOs. These guidelines are based on a multiple of base salary. The Committee periodically reviews the stock ownership guidelines and makes adjustments to these guidelines to the extent that it believes such adjustments are appropriate. Executives are expected to achieve their targets within five years of becoming subject to the ownership guidelines. The Committee periodically assesses the guidelines and the officers' ownership relative to these guidelines. Progress toward targeted ownership levels may be taken into consideration in future grants to executives. Unvested RSUs are taken into consideration when determining if ownership guidelines have been achieved; unearned performance shares and stock options are not included. Current stock ownership guidelines are described below:

Position	&zwsp;	Guidelines	&zwsp;
CEO		Shares with a fair market value equal to six times base salary
Executive Vice Presidents		Shares with a fair market value equal to three times base salary
Senior Vice Presidents and certain subsidiary senior officers		Shares with a fair market value equal to base salary

Prohibition of Hedging and Pledging

Our directors and executive officers are prohibited from using any strategies or products to hedge against the potential changes in the value of ABM stock. In addition, they are prohibited from pledging Company shares.

Window Trading and Rule 10b5-1 Trading Plans

Under the Company's insider trading policy, officers may only purchase or sell ABM securities during "window" periods, which begin on the third business day following the date of each quarterly earnings announcement and end on the fifteenth day of the third month of the fiscal quarter. The only exception to this is for officers who have entered into a trading plan pursuant to SEC Rule 10b5-1.

NEOs are permitted to establish trading plans established under Section 10b5-1 of the Securities Exchange Act during limited open trading windows. These plans enable an executive to diversify his or her holdings of Company stock during periods in which the executive would otherwise be unable to buy or sell such stock because he or she possessed material, non-public information about the Company. Any trading plan must be submitted in writing to the Company's General Counsel for review and approval prior to its effective date.

Compensation Recoupment Policy

In December 2009, the Board of Directors adopted a policy relating to the recoupment of cash and equity compensation. The policy provides that, if the Company's financial statements are the subject of a restatement due to misconduct, fraud or malfeasance, then, to the extent permitted by applicable law, the independent members of the Board, or a committee consisting of independent members of the Board designated by the Board, may, in their discretion, recover cash compensation paid to an executive officer of the Company or rescind or make other adjustments to an equity award made to an executive officer of the Company, including recovering cash proceeds relating to the sale or other disposition of an equity award, to the extent that the payment or award was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company may seek to recover any amount determined to have been inappropriately received by the individual executive officer. In addition, it is the Board of Directors' policy that, if the independent members of the Board, or a committee consisting of independent members of the Board, determine that an employee who has received a cash incentive payment or an equity award has engaged in conduct constituting "cause" (such as serious misconduct, dishonesty, disloyalty, conviction of a felony or misdemeanor involving moral turpitude, or failure to substantially perform employment-related duties or responsibilities), the Board or such Committee may take such action it deems necessary to address such conduct, including recovery of cash incentive payments, rescission of equity grants made to the employee in the 36-month period prior to the date on which the Board or such Committee makes such determination and recovery of proceeds relating to the sale or other disposition of an equity award during such 36-month period.

Benefits and Perquisites

The NEOs are eligible for customary employee benefits, which include participation in ABM's 401(k) Plan, as well as group life, health and accidental death and disability insurance programs and executive health examinations. In addition, Mr. Price receives certain perquisites that have carried over from his employment with The Linc Group, LLC prior to its acquisition by the Company. These perquisites are set forth in the Summary Compensation Table.

Mr. Slipsager and Mr. McClure qualify for benefits under the Supplemental Executive Retirement Plan (SERP), an unfunded retirement plan that was closed to new participants prior to the employment of Messrs. Lusk and Price and Ms. McConnell. Messrs. Slipsager and McClure also participate in the Service Award Benefit Plan (SAB), which provides participants, upon termination of employment with a minimum of seven days of pay for each year of employment between November 1989 and January 2002. The SAB was closed to new participants prior to the employment of Messrs. Lusk and Price and Ms. McConnell.

The NEOs are eligible to participate in ABM's Employee Deferred Compensation Plan, which is an unfunded deferred compensation plan available to highly compensated employees. The Employee Deferred Compensation Plan benefits are shown in the "Nonqualified Deferred Compensation in Fiscal Year 2013" table, followed by a description of the plan. The Committee regularly reviews the benefits provided under this and other plans, and as a result of such a review, in January 2011, the Company entered into a trust agreement which will fund amounts due under the Employee Deferred Compensation Plan in the event of a change-in-control of ABM.

Change-in-Control and Other Severance Arrangements

In order to assure continuity of ABM's senior management in the event of a potential change-in-control, ABM has agreed to provide the NEOs with "double-trigger" severance compensation should their employment with ABM be terminated following a change-in-control. The payment of severance compensation is predicated upon the occurrence of two triggering events: (1) the occurrence of a change-in-control and (2) either the involuntary termination of employment with ABM (other than for "cause" as defined in the change-in-control agreements) or the termination of employment with ABM by the executive for "good reason" as defined in the change-in-control agreements.

In addition, our NEOs may be eligible for severance benefits outside of a change-in-control. In particular, as described in further detail after the Summary Compensation Table on page 45, the CEO has an employment agreement that provides him with severance payments if he is terminated without "Just Cause", and the Board of Directors has adopted a severance policy that provides compensation to executives whose employment is terminated without cause. ABM expects the severance policy to provide consistency of treatment for officers who are at similar levels in the organization and to protect ABM by requiring a release and post-employment non-competition restriction, where legally permissible, as a condition to a severance payment, which we believe helps to retain officers during periods of organizational change and assists in recruiting new executives. The severance policy was adopted by the Committee following the Committee's review of similar policies in the Peer Group and general industry.

The potential benefits to executives under these severance and change-in-control arrangements are described and quantified under "Potential Benefits on Termination."

Accounting and Tax Considerations

The Compensation Committee takes into consideration the accounting, tax and related financial implications to the Company and executives when designing compensation and benefit programs. From an accounting perspective, in general, base salary, annual cash incentive bonus payments and the costs related to benefits and perquisites are recognized as compensation expense at the time they are earned or provided, and equity-based compensation expense is recognized over the vesting period of the grant.

Subject to the exceptions and limits described below, the Company deducts for federal income tax purposes payments of compensation and other benefits to executives. The Company does not deduct nonqualified deferred compensation until the year that the deferred compensation is paid to the executive.

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation over $1 million paid to the CEO or any of the three other most highly compensated executive officers (other than the chief financial officer), unless the compensation is paid based solely on the attainment of one or more pre-established objective performance goals and certain other requirements are met. While generally the Company intends to structure components of its compensation in a manner that would comply with Section 162(m), the Compensation Committee has the flexibility to pay non-deductible compensation if it believes it is in the best interests of the Company. The Company's Executive Officer Incentive Plan and 2006 Equity Incentive Plan, both of which have been approved by the Company's shareholders, have been designed to permit the Company to make incentive payments and awards of performance shares and stock options that are not subject to the deduction limits of Section 162(m). From time to time, the Compensation Committee or, in the case of the CEO, the CEO Committee, has awarded, and may in the future award, compensation that is not fully deductible.

Our change-in-control arrangements do not provide for tax gross-ups in the event that executives become subject to excise taxes under Section 4999 and Section 280G of the Internal Revenue Code as a result of receiving benefits in connection with a change-in-control of ABM.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in ABM's Annual Report on Form 10-K for the fiscal year ended October 31, 2013 and ABM's 2014 Proxy Statement.

This report is provided by the following independent and outside directors, who comprise the Compensation Committee:

Sudhakar Kesavan, Chair
Linda Chavez
Luke S. Helms
Maryellen C. Herringer

Compensation of Executive Officers

The following tables and accompanying narrative describe the compensation of the NEOs.

2013 Summary Compensation Table

Name	Fiscal Year		Salary ($)		Bonus ($)		Stock Awards(1) ($)		Option Awards(2) ($)		Non-Equity Incentive Plan Compensation(3) ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)		All Other Compensation(5) ($)		Total ($)
Henrik C. Slipsager	2013	&zwsp;	864,166	&zwsp;	0	&zwsp;	1,044,983	&zwsp;	449,997	&zwsp;	1,303,448	&zwsp;	0	&zwsp;	37,453	&zwsp;	3,700,047	&zwsp;
President & CEO	2012		847,898		0		999,994		0		646,000		116,433		57,976		2,668,301
	2011		833,325		0		1,197,311		406,495		879,260		44,210		9,800		3,370,401
James S. Lusk	2013	&zwsp;	543,916	&zwsp;	0	&zwsp;	337,222	&zwsp;	149,994	&zwsp;	537,078	&zwsp;	0	&zwsp;	18,292	&zwsp;	1,586,502	&zwsp;
Executive Vice President	2012		526,763		0		401,234		133,749		304,843		0		28,580		1,395,169
& CFO	2011		483,222		0		347,130		117,855		353,404		0		23,362		1,324,973
James P. McClure	2013	&zwsp;	655,750	&zwsp;	0	&zwsp;	448,315	&zwsp;	199,994	&zwsp;	683,657	&zwsp;	0	&zwsp;	14,815	&zwsp;	2,002,531	&zwsp;
Executive Vice President	2012		637,324		0		532,102		177,371		403,931		30,308		49,167		1,830,203
	2011		596,038		0		476,016		159,907		464,033		10,812		9,800		1,716,606
Tracy K. Price	2013	&zwsp;	655,750	&zwsp;	0	&zwsp;	448,315	&zwsp;	199,994	&zwsp;	682,900	&zwsp;	0	&zwsp;	42,673	&zwsp;	2,029,632	&zwsp;
Executive Vice President	2012		643,247		0		532,102		177,371		384,581		0		41,543		1,778,844
	2011		634,480		0		990,560		674,476		491,591		0		41,150		2,832,257
Sarah H. McConnell	2013	&zwsp;	457,500	&zwsp;	0	&zwsp;	209,986	&zwsp;	74,997	&zwsp;	370,688	&zwsp;	0	&zwsp;	11,841	&zwsp;	1,125,012	&zwsp;
Senior Vice President,	2012		441,778		0		202,479		67,499		234,090		0		13,855		959,701
General Counsel & Secretary	2011		398,725		0		285,372		58,350		227,380		0		9,800		979,627
(1)
The value shown is the aggregate grant date value for performance share and RSU awards computed in accordance with FASB ASC Topic No. 718, based on target levels of achievement (the probable outcome at grant), in the case of performance shares. A discussion of assumptions used in calculating these values may be found in Note 14, "Share-Based Compensation Plans" in the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2013. The maximum value for performance share awards granted in fiscal year 2013 under the 2013-2015 Fiscal Year Performance Share Program is as follows: Mr. Slipsager: $1,699,992; Mr. Lusk: $534,983; Mr. McClure: $709,482; Mr. Price: $709,482; and Ms. McConnell: $269,994.

(2)
The value shown is the aggregate grant date value for stock option awards computed in accordance with FASB ASC Topic 718. A discussion of assumptions used in calculating these values may be found in Note 14, "Share-Based Compensation Plans" in the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2013.

(3)
Amounts shown in this column represent annual performance-based cash bonuses.

(4)
Fiscal Year 2013 amounts are attributable to the following:

Mr. Slipsager: change in value of SERP, $0; and change in value of SAB, $0;

Mr. McClure: change in value of SERP, $0; and change in value of SAB, $0.

(5)
Represents: For Mr. Slipsager: ABM contributions to the 401(k) plan in the amount of $10,200; value of realized dividend equivalent units (DEUs) upon distribution of Performance Shares, $11,834; and value of realized DEUs upon distribution of RSUs, $15,419. For Mr. Lusk: ABM contributions to the 401(k) plan in the amount of $10,200; value of realized DEUs upon distribution of Performance Shares, $3,630; and value of realized DEUs upon distribution of RSUs, $4,462. For Mr. McClure: ABM contributions to the 401(k) plan in the amount of $10,200 and value of realized DEUs upon distribution of Performance Shares, $4,615. For Mr. Price: ABM contributions to the 401(k) plan in the amount of $10,200; auto allowance, $16,800; home office expenses, $800; value of realized DEUs upon distribution of RSUs, $6,623; and an allowance for, among other things, certain benefits relating to investment advice and other professional services in the amount of $8,250. For Ms. McConnell: ABM contributions to the 401(k) plan in the amount of $10,200 and value of realized DEUs upon distribution of Performance Shares, $1,641.

The annual bonuses for the NEOs in fiscal year 2013 were based on performance objectives described under "Compensation Discussion and Analysis."

On July 16, 2013, the Company entered into an Amended and Restated Employment Agreement with Mr. Slipsager (the Amended Agreement). The Amended Agreement amends, extends and restates Mr. Slipsager's prior employment agreement that was scheduled to expire on October 31, 2013. The Amended Agreement has a term that will expire on October 31, 2015, unless sooner terminated under its terms. Under the terms of the Amended Agreement, Mr. Slipsager will be entitled to certain post-employment health benefits and to fringe benefits normally provided to executives of the Company. In addition, if Mr. Slipsager's employment is terminated by the Company without "Just Cause", as defined in the Amended Agreement, Mr. Slipsager will be entitled to receive two times the sum of his base salary and target bonus in equal installments in accordance with the Company's normal payroll practices during the 24-month period following the termination of employment, a lump sum payment equal to the prorated portion of his annual bonus for the year of termination, and certain post-employment health insurance assistance payments. If Mr. Slipsager's employment is terminated by the Company for "Just Cause", Mr. Slipsager will only receive unpaid salary through the date of termination. If Mr. Slipsager voluntarily terminates his employment, he will be entitled to receive unpaid salary through the date of termination, certain post-employment insurance assistance payments, and that portion of equity awards that would normally vest upon retirement. In addition, the terms of the Amended Agreement provide that upon termination of Mr. Slipsager's employment for any reason, he will refrain from competing with, or soliciting the employees or customers of, the Company for one year following the termination of employment.

In October 2012, new employment agreements were entered into with Messrs. Lusk and McClure and Ms. McConnell since their then-current employment agreements were scheduled to expire on October 31, 2012. Each of these employment agreements will terminate on October 31, 2014, subject to automatic one-year renewal periods. Each of these agreements also contains post-employment prohibitions on competition. In December 2010, the Company entered into an employment agreement with Mr. Price in connection with the acquisition of The Linc Group. This agreement, which also is subject to one-year renewal periods, was originally scheduled to terminate on December 31, 2013. The term of Mr. Price's employment agreement has been extended under this automatic renewal provision to December 31, 2014.

Payments which may be made to an NEO upon certain terminations of employment are described under "Potential Benefits on Termination", beginning on page 52 of this Proxy Statement.

The table below shows payout ranges for the NEOs with respect to non-equity incentive plan awards and equity incentive plan awards, as well as other information.

 Grants of Plan-Based Awards During Fiscal Year 2013

Named Executive Officer	&zwsp;	Grant Date	&zwsp;	Committee Approval Date	&zwsp;	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) ($)			&zwsp;	Estimated Future Payouts Under Equity Incentive Plan Awards(2) (#)			&zwsp;	All Other Stock Awards: # of Shares or Stock Units(3)	&zwsp;	All Other Option Awards: # of Securities Underlying Options(4)	&zwsp;	Exercise or Base Price Options/ Awards ($/Share)	&zwsp;	Grant Date Fair Value of Stock and Option Awards(5) ($)	&zwsp;
						Threshold	Target	Maximum		Threshold	Target	Maximum									&zwsp;
Henrik C.		n/a				n/a	867,000	1,603,950
Slipsager		01/14/2013								20,722	41,443	82,886								849,996
		09/06/2013		09/04/2013										17,786						449,986
		09/06/2013		09/04/2013												59,840		25.30		449,997
James S.		n/a				190,995	381,990	706,682
Lusk		01/14/2013								6,521	13,042	26,084								267,491
		09/06/2013		09/04/2013										5,928						149,978
		09/06/2013		09/04/2013												19,946		25.30		149,994
James P.		n/a				246,713	493,425	925,172
McClure		01/14/2013								8,648	17,296	34,592								354,741
		09/06/2013		09/04/2013										7,905						199,997
		09/06/2013		09/04/2013												26,595		25.30		199,994
Tracy K.		n/a				246,713	493,425	925,172
Price		01/14/2013								8,648	17,296	34,592								354,741
		09/06/2013		09/04/2013										7,905						199,997
		09/06/2013		09/04/2013												26,595		25.30		199,994
Sarah H.		n/a				137,700	275,400	509,490
McConnell		01/14/2013								3,291	6,582	13,164								134,997
		09/06/2013		09/04/2013										2,964						74,989
		09/06/2013		09/04/2013												9,973		25.30		74,997
(1)
Represents the annual bonus opportunity for fiscal year 2013. The target award is calculated by multiplying each NEO's base salary by his/her target bonus percentage. Maximum bonus for the CEO, CFO and Senior Vice President is 185% of target while the maximum bonus for each of the other Executive Vice Presidents is 187.5% of target. Actual payments made for fiscal year 2013 are reported in the "Summary Compensation Table" in the "Non-Equity Incentive Plan Compensation" column. However, even with achievement of threshold performance, an NEO may receive no award if personal performance objectives are not met.

(2)
Represents performance shares granted under the 2006 Equity Incentive Plan in fiscal year 2013. Shares are earned based on performance during each of fiscal years 2013, 2014 and 2015, and on cumulative performance with respect to these years, with vesting of earned awards to occur on January 14, 2016 if the NEO is an employee of the Company on the vesting date. As discussed under Fiscal Year 2013 Equity Incentives, based on fiscal year 2013 results, shares were earned at 95.8% for 20% of the performance award. Amounts set forth in the column "Threshold" represent the number of shares that could have been awarded if a minimum performance threshold was achieved. If such minimum threshold is not attained, no shares would be awarded. When cash dividends are paid on ABM common stock, dividend equivalents are credited on performance shares which have been earned, subject to the same vesting conditions as the underlying performance shares. For a discussion of the criteria applicable to the determination of amounts awarded, see "Our Performance Share Programs" above.

(3)
Represents RSUs granted under the 2006 Equity Incentive Plan in fiscal year 2013. With respect to RSUs granted on September 6, 2013, 50% vest on the second anniversary of the grant date and 50% vest on the fourth anniversary of the grant date. When cash dividends are paid on ABM common stock, dividend equivalents are credited which are converted into additional RSUs, subject to the same terms and conditions (including vesting conditions) as the underlying RSUs.

(4)
Represents options to acquire shares of Company common stock granted under the 2006 Equity Incentive Plan in fiscal year 2013. The exercise price of the options is the closing price of ABM stock on the grant date. With respect to options granted on September 6, 2013, options vest equally on each of the first four anniversaries of the grant date. All options expire no more than seven years from the grant date.

(5)
The value shown is the grant date value for stock option awards computed in accordance with FASB ASC Topic No. 718, which was $7.52 on September 6, 2013. The assumptions used to calculate the September 6, 2013 Black-Scholes value were: (1) expected life from date of grant of 5.37 years; (2) expected stock price volatility of 38.8%; (3) expected dividend yield of 2.4%; and (4) a risk-free interest rate of 1.8%.

The following table shows the outstanding equity awards held by the NEOs at October 31, 2013.

Outstanding Equity Awards at 2013 Fiscal Year-End

Option Awards							&zwsp;	Stock Awards							&zwsp;
Named Executive Officer	Option Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date		Stock Award Grant Date		Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units that Have Not Vested(9) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(9) ($)
Henrik C.	12/16/97	(1)	0	20,000	14.70			9/8/10	(6)	9,623	264,729
Slipsager	3/17/98	(1)	0	5,000	18.30			1/11/11	(7)	23,623	649,869
	12/19/00	(1)	0	5,000	15.38			9/13/11	(6)	11,247	309,405
	6/14/05	(3)	100,000	0	18.30	6/14/15		3/8/12	(7)	8,605	236,724	25,895	(8)	712,371
	9/14/05	(2)	100,000	0	20.90	9/14/15		1/14/13	(7)	7,940	218,429	33,154	(8)	912,067
	11/29/05	(2)	57,000	0	20.83	11/29/15		9/6/13	(6)	17,786	489,293
	3/13/07	(4)	58,885	0	25.74	3/13/14
	1/8/08	(4)	97,370	0	19.05	1/8/15
	1/12/09	(4)	33,435	0	17.90	1/12/16
	9/8/10	(4)	45,391	15,131	21.49	9/8/17
	9/13/11	(4)	36,229	36,230	19.09	9/13/18
	9/06/13	(4)	0	59,840	25.30	9/6/20
James S.	3/31/10	(5)	0	61,728	21.20	3/31/17		3/31/10	(5)	20,652	568,137
Lusk	9/8/10	(4)	12,896	4,299	21.49	9/8/17		9/8/10	(6)	2,734	75,212
	9/13/11	(4)	0	10,504	19.09	9/13/18		1/11/11	(7)	6,848	188,388
	10/11/12	(4)	6,369	19,107	18.31	10/11/19		9/13/11	(6)	3,261	89,710
	9/6/13	(4)	0	19,946	25.30	9/6/20		3/8/12	(7)	2,302	63,328	6,927	(8)	190,562
								10/11/12	(6)	7,451	204,977
								1/14/13	(7)	2,498	68,720	10,434	(8)	287,039
								9/6/13	(6)	5,928	163,079
James P.	3/21/95	(1)	0	4,000	5.63			3/31/10	(5)	38,725	1,065,325
McClure	12/16/97	(1)	0	15,000	14.70			9/8/10	(6)	3,805	104,676
	3/17/98	(1)	0	5,000	18.30			1/11/11	(7)	9,443	259,777
	12/19/00	(1)	0	5,000	15.38			9/13/11	(6)	4,424	121,704
	9/14/05	(2)	5,640	0	20.90	9/14/15		3/8/12	(7)	3,053	83,988	9,186	(8)	252,707
	1/12/09	(4)	3,306	0	17.90	1/12/16		10/11/12	(6)	9,882	271,854
	3/31/10	(5)	0	115,740	21.20	3/31/17		1/14/13	(7)	3,314	91,168	13,837	(8)	380,656
	9/8/10	(4)	17,948	5,983	21.49	9/8/17		9/6/13	(6)	7,905	217,467
	9/13/11	(4)	14,252	14,252	19.09	9/13/18
	10/11/12	(4)	8,446	25,339	18.31	10/11/2019
	9/6/13	(4)	0	26,595	25.30	9/6/20
Tracy K.	1/10/11	(5)	0	62,189	25.84	1/10/18		1/10/11	(5)	20,689	569,154
Price	9/13/11	(4)	15,550	15,551	19.09	9/13/18		1/11/11	(7)	9,443	259,777
	10/11/12	(4)	8,446	25,339	18.31	10/11/19		9/13/11	(6)	4,827	132,791
	9/6/13	(4)	0	26,595	25.30	9/6/20		3/8/12	(7)	3,053	83,988	9,186	(8)	252,707
								10/11/12	(6)	9,882	271,854
								1/14/13	(7)	3,314	91,168	13,837	(8)	380,656
								9/6/13	(6)	7,905	217,467
Sarah H.	1/7/08	(4)	5,733	0	19.48	1/7/15		3/31/10	(5)	7,744	213,037
McConnell	1/12/09	(4)	3,742	0	17.90	1/12/16		9/8/10	(6)	1,283	35,295
	3/31/10	(5)	0	23,148	21.20	3/31/17		1/11/11	(7)	6,781	186,545
	9/8/10	(4)	6,051	2,018	21.49	9/8/17		9/13/11	(6)	1,614	44,401
	9/13/11	(4)	5,200	5,201	19.09	9/13/18		3/8/12	(7)	1,162	31,967	3,496	(8)	96,175
	10/11/12	(4)	3,214	9,643	18.31	10/11/2019		10/11/12	(6)	3,760	103,438
	9/6/13	(4)	0	9,973	25.30	9/6/20		1/14/13	(7)	1,261	34,690	5,266	(8)	144,868
								9/6/13	(6)	2,964	81,540

(Footnotes on following page.)

(1)
Age-vested Options. The options become exercisable with respect to 50% of the underlying shares on the optionee's 61st birthday, and 50% on the optionee's 64th birthday, if still employed. Vested options expire one year after termination of employment. Mr. Slipsager will reach his 61st birthday on January 12, 2016 and his 64th birthday on January 12, 2019. Mr. McClure will reach his 61st birthday on February 14, 2018 and his 64th birthday on February 14, 2021.

(2)
Time-vested Options. The options become exercisable with respect to 20% of the underlying shares on the anniversary of the grant date for five succeeding years.

(3)
Price-vested Options. The options provide that if ABM common stock closes at a designated price for ten days during a period of 30 consecutive trading days within the first four years after grant, the options will become exercisable following the tenth day. Options not vesting during the first four years following the grant date become exercisable on the eighth anniversary of the grant date provided the optionee is employed by the Company.

(4)
2006 Equity Incentive Plan. The options become exercisable with respect to 25% of the underlying shares on each anniversary date of the grant for four succeeding years.

(5)
Special Equity Awards. On March 31, 2010, Messrs. Lusk and McClure and Ms. McConnell were granted options and RSUs which vest 100% on the fifth anniversary of the grant date. On January 10, 2011, Mr. Price was granted options and RSUs which vest 100% on the fifth anniversary of the grant date.

(6)
RSUs. Fifty percent of the RSUs vest on the second anniversary of the grant date and the remainder vest on the fourth anniversary of the grant date. When cash dividends are paid on ABM common stock, DEUs are credited which are converted into additional RSUs, subject to the same terms and conditions (including vesting) as the underlying RSUs. The number of RSUs shown includes the dividend equivalents through October 31, 2013.

(7)
Performance Shares (Earned). Amounts shown include performance share awards under the 2011, 2012 and 2013 Performance Share Programs that have been "earned" but remain unpaid until the vesting date, which is the third anniversary of the date of the award. These amounts were 40,168 for Mr. Slipsager, 11,648 for Mr. Lusk, 15,810 for Mr. McClure, 15,810 for Mr. Price, and 9,204 for Ms. McConnell. Performance shares granted under the 2011 Fiscal Year Performance Share Program vested, to the extent earned, on January 11, 2013, performance shares granted under the 2011 Fiscal Year Performance Share Program vest, to the extent earned, on January 11, 2014, and performance shares granted under the 2012 Fiscal Year Performance Share Program vest, to the extent earned, on January 11, 2015.

(8)
Performance Shares (Unearned). On March 8, 2012, performance shares were granted under the 2012-2014 Fiscal Year Performance Share Program and on January 14, 2013, performance shares were granted under the 2013-2015 Fiscal Year Performance Share Program, each as described under the CD&A. Unearned performance shares are stated at target. Performance shares will vest, to the extent earned, on March 8, 2015 and January 14, 2016, respectively.

(9)
Amounts shown are based on $27.51 per share, the closing price of ABM common stock on October 31, 2013.

The following table shows the amounts realized upon exercise of stock options and vesting in fiscal year 2013 of stock awards previously awarded.

Option Exercises and Stock Vested in Fiscal Year 2013

	&zwsp;	Option Awards			&zwsp;	Stock Awards				&zwsp;

Named Executive Officer	&zwsp;	Number of Shares Acquired on Exercise	&zwsp;	Value Realized on Exercise(1) ($)	&zwsp;	Number of Shares Acquired on Vesting		&zwsp;	Value Realized on Vesting ($)	&zwsp;
Henrik C. Slipsager		20,000		146,944		38,380	(2)		845,774
James S. Lusk		64,974		362,450		11,484	(3)		215,326
James P. McClure		188,251		1,296,513		15,053	(4)		331,788
Tracy K. Price		0		0		4,827			124,158
Sarah H. McConnell		11,904		61,387		5,194	(5)		114,935
(1)
Amount consists of difference between the closing price of ABM common stock on the date of exercise and the exercise price of the option multiplied by the number of shares acquired on exercise.

(2)
Amount includes 6,280 RSUs deferred under ABM's Employee Deferred Compensation Plan. Distribution of shares deferred until separation from service.

(3)
Amount includes 1,814 RSUs deferred under ABM's Employee Deferred Compensation Plan. Distribution of shares deferred until separation from service.

(4)
Amount includes 6,907 RSUs deferred under ABM's Employee Deferred Compensation Plan. Distribution of shares deferred until separation from service.

(5)
Amount includes 2,316 RSUs deferred under ABM's Employee Deferred Compensation Plan. Distribution of shares deferred until separation from service.

Pension and Deferred Compensation Benefits

The following tables and accompanying footnotes and narrative describe benefits to the NEOs under the SAB, SERP and the Employee Deferred Compensation Plan.

Pension Benefits at 2013 Fiscal Year-End

Named Executive Officer	&zwsp;	Plan Name	&zwsp;	Number of Years of Credited Service	&zwsp;	Present Value of Accumulated Benefit(3) ($)	&zwsp;	Payment During Last Fiscal Year ($)	&zwsp;
Henrik C. Slipsager		SAB(1)		5		34,327		0
		SERP(2)		10		628,033		0
James S. Lusk		n/a		n/a		n/a		n/a
James P. McClure		SAB(1)		12		82,115		0
		SERP(2)		10		145,610		0
Tracy K. Price		n/a		n/a		n/a		n/a
Sarah H. McConnell		n/a		n/a		n/a		n/a
(1)
SAB, an unfunded service award benefit plan, is a "severance pay plan" as defined in the Employee Retirement Income Security Act (ERISA) and covers certain qualified employees. The plan provides participants, upon termination, with a minimum of seven days of pay for each year of employment between November 1989 and January 2002, payable in a lump sum. The amount of the payment is based on the final average W-2 compensation, up to a maximum of $175,000, received by the participant during his or her last three full years of full-time employment with ABM. The amount of payment under the plan, together with any other severance paid to the employee, cannot exceed two times the compensation received by the employee in the twelve-month period preceding termination of employment. If the employee is terminated for cause, the employee forfeits any benefits payable under the plan. At the end of fiscal year 2013, 65 active employees were eligible to receive benefits under the plan.

(2)
Individuals noted participate in the SERP, an unfunded retirement plan. Vesting in the SERP occurs after ten years of eligible service. The retirement arrangements provide for monthly benefits for ten years commencing on the respective retirement dates of those executives or age 65, whichever is later. The benefits are vested pro rata during a ten-year vesting period, which began with the participant being named an officer of ABM or a subsidiary. Messrs. Slipsager and McClure are fully vested in the SERP. Effective December 31, 2002, this plan was amended to preclude new participants. When fully vested, the current SERP benefits provide the following for participating NEOs:

SERP Participant	&zwsp;	Aggregate Payments	&zwsp;
Henrik C. Slipsager		$1,000,000
James P. McClure		$250,000

    These benefits will be paid out 1/120 per month after the later to occur of (1) the executive's 65th birthday or (2) the executive's retirement.

(3)
The material assumptions used to calculate the net present value are included in Note 11, "Employee Benefit Plans" in the Notes to Consolidated Financial Statements included in ABM's Annual Report on Form 10-K for the year ended October 31, 2013, except for the assumed retirement age under the SAB plan which is age 62, the age at which an individual is eligible for full benefits under the plan.

The following table shows contributions in fiscal year 2013 by the NEOs to ABM's Employee Deferred Compensation Plan.

Nonqualified Deferred Compensation in Fiscal Year 2013

Named Executive Officer	&zwsp;	Executive Contributions in Last Fiscal Year ($)		&zwsp;	ABM Contributions in Last Fiscal Year ($)	&zwsp;	Aggregate Earnings in Last Fiscal Year ($)		&zwsp;	Aggregate Withdrawals/ Distributions ($)	&zwsp;	Aggregate Balance at Last Fiscal Year End(5) ($)		&zwsp;
Henrik C. Slipsager		430,842	(1)(2)		—		616,217	(3)(4)		—		4,248,287	(6)
James S. Lusk		37,201	(2)		—		26,211			—		93,584	(6)
James P. McClure		429,628	(1)(2)		—		110,218	(3)(4)		—		1,711,689	(6)
Tracy K. Price		—			—		—			—		—
Sarah H. McConnell		194,238	(1)(2)		—		77,138	(3)(4)		—		823,723	(6)
(1)
Cash deferrals under the Employee Deferred Compensation Plan are included in the Summary Compensation Table for each NEO. Amounts deferred during fiscal year 2013 by Mr. Slipsager were $302,033, by Mr. McClure were $264,920, and by Ms. McConnell were $138,318.

(2)
Includes value of deferred RSUs, granted and vested under the 2006 Equity Incentive Plan, on the date of vesting. The vesting date value for the deferred awards for Mr. Slipsager was $128,809, for Mr. Lusk was $37,201, Mr. McClure was $164,708, and for Ms. McConnell was $55,920. Grant date values for the deferred awards were reported in the Summary Compensation Table for the fiscal year in which the RSUs were granted.

(3)
Interest earned on cash deferrals under the Employee Deferred Compensation Plan. The interest rate in fiscal year 2013 averaged 3.08%. These amounts were not required to be included in the Summary Compensation Table because they are not above-market.

(4)
Includes appreciation of value of ABM stock for equity deferrals. For deferrals in 2011, stock appreciation is from the date of vesting to end of fiscal year. For deferrals in prior years, stock appreciation is from the prior fiscal year-end.

(5)
Includes amounts included in the Summary Compensation Table for prior years.

(6)
Includes fiscal year-end value of shares deferred in prior years; excludes dividend equivalents earned on deferred shares.

ABM's Employee Deferred Compensation Plan is an unfunded deferred compensation plan available to the NEOs and other employees whose annualized base salary exceeds $140,000. A trust agreement was put into place in January 2011 to provide that, in the event of a "change-in-control" as defined in the plan, the trust will be funded in an amount necessary to cover liabilities under the plan.

The Employee Deferred Compensation Plan allows participants to make pre-tax contributions from 1% to 50% of their compensation, including base pay and bonuses. Elections to defer base salary must be made no later than December 31 of the year preceding the year in which deferral begins. Elections to defer performance-based bonuses must be made no later than six months prior to the end of the applicable performance period. Executives may elect to receive distributions from the Employee Deferred Compensation Plan following termination of employment or on specified in-service distribution dates. Distributions may be made in a single lump sum, four annual installments or ten annual installments, based on earlier elections made in accordance with the plan provisions. In addition, if, upon termination, a participant wants to change his or her distribution, the change cannot be effective for at least twelve months and the date of payment must be at least five years after the previously scheduled date of distribution. The Employee Deferred Compensation Plan also permits hardship distributions. Deferred amounts earn interest equal to the prime interest rate on the last day of the calendar quarter up to 6%. If the prime rate exceeds 6%, the interest rate is equal to 6% plus one-half of the excess prime rate over 6%, subject to an interest rate cap equal to 120% of the long-term applicable federal rate, compounded quarterly.

Certain executives may also elect to defer receipt of RSUs. Elections to defer receipt of RSUs must be made no later than December 31 of the year preceding the year any RSUs may be granted. The plan allows participants to defer up to 100% of their RSUs, and receive distributions in a lump sum, four annual installments or ten annual installments, based on earlier elections made in accordance with plan provisions.

Potential Benefits on Termination

The following tables and accompanying narrative contain information with respect to potential payments to NEOs upon certain terminations of employment after a change-in-control, resignation or retirement, termination without cause and death or disability, assuming the termination occurred on October 31, 2013. No cash payments to the NEOs are triggered by a change-in-control alone.

Potential Payments upon Qualifying Terminations of Employment
Following a Change-in-Control on October 31, 2013

The following table estimates potential payments for each NEO if there had been a change-in-control and either the executive had been terminated involuntarily or the executive had terminated employment for "good reason" effective October 31, 2013.

Named Executive Officer	&zwsp;	Unpaid Bonus for 2013(1) ($)	&zwsp;	Severance Compensation(2) ($)	&zwsp;	Health and ERISA Welfare Benefits(3) ($)	&zwsp;	Equity Grants Vesting as a Result of CIC(4) ($)	&zwsp;	Nonqualified Deferred Compensation Aggregate Balance ($)	&zwsp;	Present Value of Accumulated Pension Benefit(5) ($)	&zwsp;	Total(6) ($)	&zwsp;
Henrik C. Slipsager		867,000		5,202,000		100,000		10,381,005		4,248,287		662,360		21,460,652
James S. Lusk		381,990		1,855,380		22,794		2,852,993		93,584		0		5,206,741
James P. McClure		493,425		2,302,650		22,794		5,145,821		1,711,689		227,725		9,904,104
Tracy K. Price		493,425		2,302,650		22,794		2,994,884		0		0		5,813,753
Sarah H. McConnell		275,400		1,468,800		12,656		1,725,761		823,723		0		4,306,340
(1)
Amount is target bonus for fiscal year 2013.

(2)
Multiple of the sum of base salary and target bonus for the year in which the change-in-control occurs.

(3)
For Mr. Slipsager, amount is based on the terms of his employment agreement which provides that the Company will pay him $10,000 per year for ten years to be used towards the purchase of health insurance. For Messrs. Lusk, McClure and Price, and for Ms. McConnell, amount shown is estimated cost for health and welfare benefits for an 18-month period.

(4)
Intrinsic value is based on $27.51 per share, the closing price of ABM common stock on October 31, 2013.

(5)
Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

(6)
Amounts do not include potential accrued but unused vacation and any unpaid base salary for employment through termination date. Amounts shown are subject to reduction, as described below.

The change-in-control agreements with the NEOs provide that, if a change-in-control occurs during the term of the agreement, the executive will receive the stated benefits upon involuntary termination (other than for cause) or resignation for good reason prior to the second anniversary of the change-in-control.

The stated benefits for the NEO under the change-in-control agreements consist of:

  •
  lump sum payment equal to three times the sum of base salary and target bonus for Mr. Slipsager, and two times the sum of base salary and target bonus for other NEOs;

  •
  continuation of all health benefits or reasonably equivalent benefits for 18 months following the date of termination; and

  •
  lump sum payment of any unpaid incentive compensation that was earned, accrued, allocated or awarded for a performance period that ended prior to the termination date, and lump sum payment of any pro rata portion of any target amount for any unpaid incentive compensation for the performance period in which the termination takes place.

A "change-in-control" of the Company for the NEOs occurs in any of the following scenarios:

  •
  any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act) (i) is or becomes the beneficial owner of more than 35% of the combined voting power of the stock of the Company or succeeds in having nominees as directors elected in an election contest and (ii) within 18 months after either such event, individuals who were members of the Board of Directors of the Company immediately prior to either such event cease to constitute a majority of the members of the Board of Directors;

  •
  a majority of the Board of Directors ceases to be comprised of incumbent directors;

  •
  a merger or similar business combination;

  •
  a sale of substantially all of the Company's assets; and

  •
  a liquidation of the Company.

Any payments under the change-in-control agreements will be reduced to the extent that the NEO receives payments under his or her employment agreement with ABM following a termination of employment.

Equity grants prior to fiscal year 2006 held by the NEOs vest upon a change-in-control as defined in the applicable plan. Equity grants after fiscal year 2006 fully vest upon a change-in-control, except that stock options vest monthly pro rata (based on number of months of service over the vesting period) if the change-in-control occurs less than one year after the grant.

Payments and benefits under the change-in-control agreements (as well as under all other agreements or plans covering the NEOs, including any option award, plan or agreement) are subject to reduction in order to avoid the application of the excise tax on "excess parachute payments," but only if the reduction would increase the net after-tax amount received by the named executive officer (the modified cap) with one exception. The exception is that any reduction may be made to the extent the NEO would be entitled to receive, on a net after-tax basis, at least 90% of the severance payment he or she would otherwise be entitled to under the change-in-control agreement or under any other agreement. The Compensation

Committee amended the forms of stock option agreements for future stock option grants to include the modified cap with the 90% severance payment reduction exception. In consideration for the protection afforded by the change-in-control agreements, the NEOs agreed to certain non-competition provisions.

An NEO who participates in the SERP and/or SAB whose employment is terminated or who resigns following a change-in-control is entitled to receive SERP payments (with payments beginning at age 65), and a lump sum SAB payment. An NEO who has elected to defer compensation receives the aggregate balance in the NEO's deferred compensation account. See "Pension and Deferred Compensation Benefits," above.

Potential Payments upon Resignation or Retirement on October 31, 2013

The following table estimates potential payments for each NEO if the NEO had retired or, if applicable, resigned from employment with ABM effective October 31, 2013.

Named Executive Officer	&zwsp;	Unpaid Annual Bonus for 2013(1) ($)	&zwsp;	Company Portion of Medical Benefit(2) ($)	&zwsp;	Equity-Based Grants that Vest upon Retirement(3) ($)	&zwsp;	Nonqualified Deferred Compensation Aggregate Balance ($)	&zwsp;	Present Value of Accumulated Pension Benefit(4) ($)	&zwsp;	Total(5) ($)	&zwsp;
Henrik C. Slipsager		867,000		100,000		1,568,794		4,248,287		662,360		7,446,441
James S. Lusk		381,990		0		501,502		93,584		0		977,076
James P. McClure		493,425		0		677,273		1,711,689		227,725		3,110,112
Tracy K. Price		493,425		0		618,488		0		0		1,111,913
Sarah H. McConnell		275,400		0		335,315		823,723		0		1,434,438
(1)
Amount is target bonus for fiscal year 2013. No bonus is payable in the event of resignation of employment.

(2)
Amount is based upon the terms of Mr. Slipsager's employment agreement which provides that the Company will pay him $10,000 per year for ten years to be used towards the purchase of health insurance.

(3)
Intrinsic value is based on $27.51 per share, the closing price of ABM common stock on October 31, 2013. Amounts shown only reflect vesting upon retirement as unvested equity does not vest upon resignation of employment.

(4)
Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

(5)
Amounts do not include accrued but unused vacation pay and any unpaid base salary for employment through termination date.

An NEO who participates in the SERP and/or SAB who retires or resigns is entitled to receive SERP payments (with payments beginning at age 65), and a lump sum SAB payment. An NEO who has elected to defer compensation receives the aggregate balance in the NEO's deferred compensation account. See "Pension and Deferred Compensation Benefits," above. RSUs and stock option grants under the 2006 Equity Incentive Plan do not vest upon voluntary termination of employment other than retirement and vest monthly pro rata (based on number of months of service over the vesting period) in the event of retirement. Stock Option grants prior to the 2006 Equity Incentive Plan are cancelled to the extent not vested upon such a termination of employment. An individual who retires during a performance period that has not been completed prior to retirement will receive a pro rata number of performance shares (based on number of months of service over the performance period) on the vesting date for such performance shares, to the extent such performance shares have been achieved under applicable performance objectives.

 Potential Payments upon Termination Without Cause on October 31, 2013

The following table estimates potential payments for each NEO if the NEO's employment with ABM were to be terminated without cause (outside of a change-in-control) effective October 31, 2013.

Named Executive Officer	&zwsp;	Unpaid Bonus for 2013(1) ($)	&zwsp;	Severance Payment ($)	&zwsp;	Company Portion of Medical Benefit(2) ($)	&zwsp;	Equity Grants Vesting as a Result of Termination(3) ($)	&zwsp;	Nonqualified Deferred Compensation Aggregate Balance ($)	&zwsp;	Present Value of Accumulated Pension Benefit(4) ($)	&zwsp;	Total(5) ($)	&zwsp;
Henrik C. Slipsager		867,000		3,468,000		100,000		0		4,248,287		662,360		9,345,647
James S. Lusk		381,990		1,391,535		22,794		0		93,584		0		1,889,903
James P. McClure		493,425		1,726,988		22,794		0		1,711,689		227,725		4,182,621
Tracy K. Price		493,425		1,726,988		22,794		0		0		0		2,243,207
Sarah H. McConnell		275,400		734,400		8,437		0		823,723		0		1,841,960
(1)
Amount is target bonus for fiscal year 2013.

(2)
For Mr. Slipsager, amount is based on the terms of his employment agreement which provides that the Company will pay him $10,000 per year for ten years to be used towards the purchase of health insurance. For Messrs. Lusk, McClure and Price, amount shown is estimated cost for health and welfare benefits for an 18-month period. For Ms. McConnell, amount shown is estimated cost for health and welfare benefits for a 12-month period.

(3)
None of the equity awards outstanding at October 31, 2013 provides for vesting upon termination without cause other than in connection with a change-in-control. (See table "Potential Payments upon Certain Terminations of Employment Following a Change-in-Control on October 31, 2013").

(4)
Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

(5)
Amount does not include accrued but unused vacation pay and any unpaid base salary for employment through termination date.

An NEO who participates in the SERP and/or SAB whose employment is terminated without cause is entitled to receive SERP payments (with payments beginning at age 65), and a lump sum SAB payment. An NEO who has elected to defer compensation receives the aggregate balance in the NEO's deferred compensation account. See "Pension and Deferred Compensation Benefits," above.

Under his employment agreement, Mr. Slipsager would receive two times the sum of his base salary and target bonus and $10,000 per year for a ten-year period for health insurance if he is terminated without Just Cause prior to the expiration of the term of his employment agreement. The Company has adopted a severance policy for other senior executives of ABM. Prior to adopting the policy, the Compensation Committee conducted a review of executive severance policies provided by the Peer Group and general industry practices and discussed executive severance practices with the Compensation Committee's independent compensation consultant. An executive's severance payment under the policy is contingent upon the executive's entering into a form of employment agreement, which contains post-employment non-competition as well as non-solicitation provisions. The policy adopted by ABM applies to certain senior executives who may be terminated without "cause," as cause is defined in the employment agreement between the executive and ABM, and calls for payments that vary depending upon the position and tenure of the individual. Under provisions of this policy, Messrs. Lusk, McClure and Price are eligible for payments of 18 months' base salary and target bonus, as well as payment of ABM's portion of medical benefits for employees for the 18-month period, and up to 18 months of outplacement services. Ms. McConnell is eligible for payments of 12 months' base salary and target bonus, as well as payment of ABM's portion of medical benefits for employees for the 12-month period.

 Potential Payments upon Death on October 31, 2013

The following table estimates potential payments for each NEO if the NEO had been terminated due to death on October 31, 2013.

Named Executive Officer	&zwsp;	Unpaid Bonus for 2013(1) ($)	&zwsp;	Life Insurance(2) ($)	&zwsp;	Company Portion of Medical Benefit(3) ($)	&zwsp;	Equity Grants Vesting as a Result of Death(4) ($)	&zwsp;	Nonqualified Deferred Compensation Aggregate Balance ($)	&zwsp;	Present Value of Accumulated Pension Benefit(5) ($)	&zwsp;	Total ($)	&zwsp;
Henrik C. Slipsager		867,000		750,000		50,000		1,568,794		4,248,287		662,360		8,146,441
James S. Lusk		381,990		750,000		0		1,187,810		93,584		0		2,413,384
James P. McClure		493,425		750,000		0		1,964,150		1,711,689		227,725		5,146,989
Tracy K. Price		493,425		750,000		0		945,802		0		0		2,189,227
Sarah H. McConnell		275,400		750,000		0		592,670		823,723		0		2,441,793
(1)
Amount is target bonus for fiscal year 2013.

(2)
Amount of life insurance is two times annual salary, up to a maximum of $750,000.

(3)
Amount is based on the terms of Mr. Slipsager's employment agreement which provides that the Company will pay him $10,000 per year for ten years to be used towards the purchase of health insurance and that in the event he dies prior to the end of the ten-year term, the Company will pay his spouse $5,000 per year until the earlier of her death or the end of the ten-year term.

(4)
Intrinsic value is based on $27.51 per share, the closing price of ABM common stock on October 31, 2013. Amount reflects the vesting of equity grants, as a result of death on October 31, 2013, and includes exercisable stock options on that date.

(5)
Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

The estate of a participating NEO is entitled to receive SERP payments (with payments beginning at the date the NEO would have become 65), a lump sum SAB payment and the aggregate balance in the NEO's deferred compensation account payable in a lump sum. See "Pension and Deferred Compensation Benefits," above.

ABM also provides accidental death and dismemberment insurance for each of the NEOs (with coverage of $750,000 for each of Messrs. Slipsager, Lusk, Price and McClure, and Ms. McConnell) as well as $150,000 business travel accident insurance coverage.

Equity grants under the 2006 Equity Incentive Plan vest monthly pro rata (based on number of months of service over the vesting period) in the event of death. Stock option grants prior to the 2006 Equity Incentive Plan do not provide for vesting in the event of death, except under certain plans that provide for vesting of options granted after April 19, 1999, if the optionee is at least age 64 and dies while in the service of ABM.

 Potential Payments upon Disability on October 31, 2013

The following table estimates potential payments for each NEO if the NEO had been terminated due to disability on October 31, 2013.

Named Executive Officer	&zwsp;	Unpaid Bonus for 2013(1) ($)	&zwsp;	Company Portion of Medical Benefit(2) ($)	&zwsp;	Equity Grants Vesting as a Result of Disability(3) ($)	&zwsp;	Nonqualified Deferred Compensation Aggregate Balance ($)	&zwsp;	Present Value of Accumulated Pension Benefit(4) ($)	&zwsp;	Total ($)	&zwsp;
Henrik C. Slipsager		867,000		100,000		1,568,794		4,248,287		662,360		7,446,441
James S. Lusk		381,990		0		1,187,810		93,584		0		1,663,384
James P. McClure		493,425		0		1,964,150		1,711,689		227,725		4,396,989
Tracy K. Price		493,425		0		945,802		0		0		1,439,227
Sarah H. McConnell		275,400		0		592,670		823,723		0		1,691,793
(1)
Amount is target bonus for fiscal year 2013.

(2)
Amount is based upon the terms of Mr. Slipsager's employment agreement which provides that the Company will pay him $10,000 per year for ten years to be used towards the purchase of health insurance.

(3)
Intrinsic value is based on $27.51 per share, the closing price of ABM common stock on October 31, 2013. Amount reflects the vesting of equity grants related to disability on October 31, 2013, and includes exercisable stock options on that date.

(4)
Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

A participating NEO who is disabled is entitled to receive SERP payments (with payments beginning at the date the NEO becomes 65), a lump sum SAB payment and the aggregate balance in the NEO's deferred compensation account. See "Pension and Deferred Compensation Benefits," above.

ABM also provides accidental death and dismemberment insurance for each of the NEOs (with coverage of $750,000 for each of Messrs. Slipsager, Lusk, Price and McClure, and Ms. McConnell) as well as $150,000 business travel accident insurance coverage.

Equity grants under the 2006 Equity Incentive Plan vest monthly pro rata (based on number of months of service over the vesting period) in the event of disability. Stock option grants prior to the 2006 Equity Incentive Plan do not provide for vesting in the event of disability.

Compensation Risk Analysis

In fiscal year 2013, the Company undertook an analysis of the design of the Company's executive and broad-based employee incentive plans with respect to enterprise risk factors, with the assistance of management's consultant, Towers Watson. The Compensation Committee and its independent compensation consultant, Semler Brossy, reviewed this analysis. In connection with this review, the Compensation Committee noted the various ways in which risk is managed or mitigated. Practices and policies mitigating risks included the balance of corporate, business unit and department and individual weightings in incentive compensation plans, the mix between long-term and short-term incentives, use of stock ownership guidelines, Company policy prohibiting hedging and the Company's recoupment or "clawback" policy. Based on this review, the Compensation Committee concluded that the Company's compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

 AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee reviews ABM's financial reporting process on behalf of the Board and selects ABM's independent registered public accounting firm. Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm retained by the Audit Committee is responsible for performing an independent, integrated audit of ABM's consolidated financial statements and an audit of the effectiveness of ABM's internal control over financial reporting, and for reporting the results of their audit to the Audit Committee. The Audit Committee reviews and monitors these processes.

The Board adopted a written charter for the Audit Committee, which is reviewed periodically. The Charter of the Audit Committee is available on ABM's website under "Governance" at http://investor.abm.com/governance.cfm. Within the framework of its Charter, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair presentation of ABM's results in its fiscal year 2013 consolidated financial statements. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The management of ABM has affirmed to the Audit Committee that ABM's fiscal year 2013 audited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America. The Audit Committee also discussed with ABM's internal auditor and independent registered public accounting firm, the overall scope and plans for their respective audits, their evaluation of ABM's internal control over financial reporting and the overall quality of ABM's financial reporting processes.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable Public Company Accounting Oversight Board (PCAOB) standards. The Committee has reviewed and discussed with the independent registered public accounting firm the auditor's independence from the Company and its management. As part of that review, the Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Committee has discussed the independent registered public accounting firm's independence from the Company. The Audit Committee has reviewed the services provided by ABM's independent registered public accounting firm and has considered whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm. The Committee has concluded that the independent registered public accounting firm is independent from ABM and its management.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in ABM's Annual Report on Form 10-K for the fiscal year ended October 31, 2013.

Audit Committee

Anthony G. Fernandes, Chair
J. Philip Ferguson
Luke S. Helms
Stephen M. Kadenacy

Principal Accounting Firm Fees and Services

The following table presents fees for professional services rendered by KPMG LLP for the integrated audit of ABM's consolidated financial statements and internal control over financial reporting during the fiscal years ended October 31, 2013 and 2012, and fees for other services rendered by KPMG LLP during those periods.

	2013	2012
Audit fees(1)	$4,753,550	$4,998,900
Audit-related fees(2)	93,910	94,600
Tax fees(3)	31,226	37,481

Total	$4,878,686	$5,130,981

(1)
Audit fees consisted of audit work performed for the independent integrated audit of ABM's consolidated financial statements and internal control over financial reporting, and the reviews of the financial statements contained in ABM's quarterly reports on Form 10-Q, statutory audits, and consents.

(2)
Audit-related fees consisted principally of fees for audits of financial statements of certain employee benefit plans, attestation reports on internal control, and due diligence services.

(3)
Tax fees consisted of fees for tax compliance and consulting services.

Policy on Pre-approval of Independent Registered Public Accounting Firm Services

The Audit Committee's policy requires that the Audit Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman of the Audit Committee or any other member of the Audit Committee. All of the services for which fees were disclosed in the table above were pre-approved under the Audit Committee's pre-approval policy.

PROPOSAL 2 — RATIFICATION OF
INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

The Audit Committee has selected KPMG LLP, a registered public accounting firm and ABM's independent registered public accounting firm for fiscal year 2013, as ABM's independent registered public accounting firm for the fiscal year ending October 31, 2014.

The Board is asking shareholders to ratify the selection of KPMG LLP as ABM's independent registered public accounting firm for fiscal year 2014. Although current law, rules and regulations as well as the Charter of the Audit Committee require that ABM's independent registered public accounting firm be selected and supervised by the Audit Committee, the Board considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the selection of KPMG LLP for ratification by shareholders as a matter of good corporate practice. In the event that this selection of the independent registered public accounting firm is not ratified by shareholders, the Audit Committee will review its future selection of an independent registered public accounting firm. Representatives of KPMG LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

 PROPOSAL 3 — ADVISORY VOTE TO APPROVE
EXECUTIVE COMPENSATION

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

The Company asks that you indicate your support for our executive compensation policies and practices as described in the Company's Compensation Discussion and Analysis, accompanying tables and related narrative contained in this Proxy Statement. Your vote is advisory and so will not be binding on the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal (but excluding abstentions) will be considered as an approval of the proposal. The next non-binding advisory vote to approve executive compensation will occur at our 2015 Annual Meeting of Shareholders.

One of the key principles underlying our Compensation Committee's compensation philosophy is pay for performance. We will continue to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term shareholders. Please refer to the section of this proxy statement entitled "Executive Compensation" for a detailed discussion of our executive compensation practices and philosophy.

The Board of Directors recommends a vote FOR the following resolution:

        RESOLVED — that the shareholders approve, on an advisory basis, the compensation of the Company's executives named in the Summary Compensation Table, as disclosed in the Company's 2014 Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.

 PROPOSAL 4 — APPROVAL OF AN AMENDMENT
OF THE 2004 EMPLOYEE STOCK PURCHASE PLAN

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4

The Company's stockholders are being asked to approve an amendment to the Company's 2004 Employee Stock Purchase Plan (ESPP) that will extend the term of the ESPP to March 5, 2024. The ESPP is currently scheduled to terminate on March 9, 2014. The ESPP allows employees to purchase shares of the Company's Common Stock through payroll deductions. The Company is not requesting any additional shares to be reserved under the ESPP.

The Board of Directors adopted the amendment to extend the term of the ESPP on January 14, 2014, subject to shareholder approval. The following description of the ESPP, as proposed to be amended by this Proposal, is a summary, does not purport to be complete and is qualified in its entirety by the full text of the ESPP. A copy of the ESPP, as proposed to be amended and restated, is attached hereto as Appendix B.

Summary of the ESPP

The purpose of the ESPP is to provide employees of the Company and its domestic subsidiaries with an opportunity to purchase the Company's Common Stock on a tax advantaged basis at a discount from the prevailing fair market value of the Company's stock, and thus have an additional incentive to contribute to the success of the Company. It is intended that the ESPP satisfy the requirements of Section 423 of the Internal Revenue Code.

Number of Shares under the ESPP

A total of 3,000,000 shares of the Company's Common Stock have been reserved under the ESPP since its inception. As of December 31, 2013, there were 541,456 shares remaining available for issuance.

Administration

The Compensation Committee of the Board of Directors has appointed the Administrative Committee, a committee comprised solely of officers of the Company, to administer the ESPP. The Administrative Committee has full power to interpret the ESPP, and its decisions are final and binding upon all participants.

Term

The Board of Directors may terminate, suspend or amend the Plan at any time.

Eligibility

Generally, all employees of the Company and its domestic subsidiaries are eligible to participate in the ESPP. No employee who owns 5% or more of either the voting power or the value of all classes of stock of the Company may participate in the ESPP. In addition, no employee may purchase shares which exceed $25,000 in fair market value in any calendar year under the ESPP. As of December 31, 2013, there were approximately 108,000 employees eligible to purchase in the ESPP.

Participation

An employee may join the ESPP by authorizing after-tax payroll contributions to be deducted from gross wages. The deduction may not exceed 10% of the employee's cash compensation. A participant's right to participate in the ESPP ends when the participant's employment ends.

The ESPP has monthly offering periods. Each participant is granted a right to purchase shares of Common Stock of the Company during offering periods of one month in duration commencing on the first day of each month in each calendar year. The right will generally expire at the end of the offering period or upon termination of employment, whichever is earlier. The last day of each offering period is the purchase date.

Purchases

Under the ESPP, shares will be purchased at a price equal to 95% of the fair market value of one share of Common Stock on the day on which the shares are purchased. On December 31, 2013, the closing price for the Common Stock of the Company was $28.59 per share. The number of shares of Common Stock that a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during the offering period by the purchase price. Shares purchased pursuant to the ESPP are subject to a minimum holding period of six months following purchase before sale of the shares shall be permitted.

Termination of Employment

If a participant retires, dies or terminates employment other than on the last working day of a month, no payroll deduction shall be taken from any pay due and owing to him or her at such date. The balance in the participant's account shall be paid to the participant, or, in the event of death, to the participant's beneficiaries.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets

Upon occurrence of a "split" of outstanding shares of the Company's Common Stock, the payment of a stock dividend or a consolidation of shares of the Company's Common Stock, the number of shares of Common Stock reserved for issuance under the ESPP, the maximum number of shares available for purchase under the ESPP and the shares covered by outstanding grants to participants shall be adjusted proportionately, and the purchase price for each participant shall be adjusted proportionally. In the event of any other change affecting the Company's Common Stock, the Board of Directors shall make such adjustment as may be deemed equitable by the Board.

Participation Elections

A participant may increase or decrease his or her payroll deduction by filing a new payroll deduction authorization form. The new payroll deduction form becomes effective on the first day of the next month following receipt of the form. A payroll deduction may be increased only once and decreased only once during an offering period. A participant may draw out the balance accumulated in his or her account at any time, and thereby withdraw from the offering. The participant may not thereafter participate during the remainder of the offering period. Partial withdrawals are not permitted.

New Plan Benefits

Because benefits under the ESPP depend on employees' elections to participate in the plan and the fair market value of Company shares at various future dates, it is not possible to determine future benefits that will be received by participants in the plan. Under the terms of the ESPP, an eligible employee who participates in the plan may not purchase more than $25,000 worth of shares in any calendar quarter. Non-employee directors are not eligible to participate in the ESPP.

U.S. Federal Income Tax Consequences

If stockholders approve the amendment to the ESPP, as described above, the ESPP, and the right of participants to make purchases thereunder, should qualify for treatment under the provisions of Section 423 of the Internal Revenue Code. Under those provisions, no income will be taxable to a participant for United States federal income tax purposes until the shares purchased under the ESPP are sold or otherwise disposed of.

Upon the sale or other disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than one year after the purchase date and two years or more from the applicable offering date, or if the participant dies prior to such sale or other disposition, then the participant generally will recognize ordinary income measured as the lesser of: (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 5% of the fair market value of the shares on the last trading day of their purchase period. Any additional gain should be treated as long-term capital gain. If the sale price is less than the purchase price, then the participant will not recognize any ordinary income and such excess will be treated as a long-term capital loss.

If the shares are sold or otherwise disposed of before the expiration of the one-year or two-year holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

The Company is entitled to a deduction only to the extent ordinary income is recognized by participants upon a sale or disposition prior to the expiration of the holding periods described above. In all other cases, no deduction is allowed by the Company.

The foregoing discussion is not intended to cover all tax consequences of participation in the ESPP. The tax consequences outlined above apply only with respect to an employee whose income is subject to United States federal income tax during the period beginning with the grant of an option to purchase shares and ending with the disposition of the Common Stock acquired through the exercise of the option. Different or additional rules may apply with respect to individuals who are subject to income tax in a foreign jurisdiction and/or are subject to state/local income tax in the United States.

Equity Compensation Plan Information

Plan Category	&zwsp;	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		&zwsp;	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		&zwsp;	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)		&zwsp;
Equity compensation plans approved by security holders		4,739,784	(1)		$20.15	(2)		2,313,797	(3)
Equity compensation plans not approved by shareholders		0			n/a			0
TOTAL		4,739,784			$20.15			2,313,797
(1)
Includes 1,360,837 and 1,031,327 shares that may be issued to settle outstanding restricted stock units and performance shares, respectively.

(2)
The weighted average exercise price in column (b) does not take into account the awards in note (1) above.

(3)
Includes 567,943 shares available for issuance under the Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of December 31, 2013, by (1) the persons or entities known to ABM to be beneficial owners of more than 5% of the shares of ABM common stock outstanding as of December 31, 2013, (2) each named executive officer, (3) each director and nominee, and (4) all directors and executive officers as a group. Except as noted, each person has sole voting and investment power over the shares shown in the table.

Name and Address(1)	Amount and Nature of Beneficial Ownership		Percent of Class(2)
Bank of America Corporation(3) directly and on behalf of certain subsidiaries 100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, NC 28255	4,840,231		8.88%
Blackrock, Inc.(4) 40 East 52nd Street New York, NY 10022	4,705,377		8.46%
Lord Michael A. Ashcroft(5) 4 Marine Parade Belize City, Belize	2,909,842		5.30%
Vanguard Group, Inc.(6) 100 Vanguard Blvd. Malvern, PA 19355	3,484,150		6.40%
Wells Fargo & Company(7) 420 Montgomery Street San Francisco, CA 94104	2,878,170		5.29%
Linda Chavez	39,895	(8)	*
J. Philip Ferguson	22,951		*
Anthony G. Fernandes	27,366		*
Luke S. Helms	99,693	(9)	*
Maryellen C. Herringer	147,112	(10)	*
Stephen M. Kadenacy	538		*
Sudhakar Kesavan	6,355		*
James S. Lusk	80,785	(11)	*
James P. McClure	176,682	(12)	*
Sarah H. McConnell	66,079	(13)	*
Tracy K. Price	89,887	(14)	*
Henrik C. Slipsager	741,589	(15)	1.3%
William W. Steele	183,396	(16)	*
Executive officers and directors as a group (17 persons)	1,821,507	(17)	3.3%
*
Less than 1%.

(1)
Unless otherwise indicated, the address of each of the beneficial owners listed below is ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, New York 10176.

(2)
Based on a total of 55,597,134 shares of ABM common stock outstanding as of December 31, 2013.

(3)
Share ownership is as of December 31, 2012. Based on a Schedule 13G filed by Bank of America Corporation (Bank of America) with the Securities and Exchange Commission on February 14, 2013. Bank of America indicated in the filing shared voting power for 4,737,330 shares and shared dispositive power for 4,840,231 shares.

(4)
Share ownership is as of December 31, 2013. Based on a Schedule 13G filed by Blackrock, Inc. (Blackrock) with the Securities and Exchange Commission on January 28, 2014. Blackrock indicated in the filing sole voting power over 4,524,008 shares and sole dispositive power for all shares.

(5)
Share ownership is as of October 16, 2012. Based on a Schedule 13D filed by Lord Michael A. Ashcroft (Ashcroft) with the Securities and Exchange Commission on October 18, 2013. Ashcroft indicated in the filing sole voting power and sole dispositive power for all the shares.

(6)
Share ownership is as of December 31, 2012. Based on the Schedule 13G filed by The Vanguard Group, Inc. (Vanguard) with the Securities and Exchange Commission on February 22, 2013. Vanguard indicated in the filing sole voting power for 81,786 shares, sole dispositive voting power for 3,404,864 shares, and shared dispositive voting power for 79,286 shares.

(7)
Share ownership is as of December 31, 2012. Based on a Schedule 13G filed by Wells Fargo & Company (Wells Fargo) with the Securities and Exchange Commission on March 29, 2013. Wells Fargo indicated in the filing shared voting power for 2,875,541 shares and shared dispositive power for 2,878,170 shares.

(8)
Includes 26,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2013.

(9)
Includes 32,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2013.

(10)
Includes 32,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2013.

(11)
Includes 19,265 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2013.

(12)
Includes 49,592 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2013.

(13)
Includes 23,940 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2013.

(14)
Includes 23,996 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2013.

(15)
Includes 488,310 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2013.

(16)
Includes 17,423 shares of ABM common shares held in a trust for his son, and 10,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2013. Mr. Steele disclaims beneficial ownership of the shares held by the trust.

(17)
Includes those persons who were executive officers and directors on December 31, 2013 and includes 765,743 shares subject to outstanding options held by those executive officers and directors that were exercisable on or within 60 days after December 31, 2013.

 OTHER MATTERS

As of the date of this Proxy Statement, there are no other matters which the Board intends to present or has reason to believe others will present at the 2014 Annual Meeting. If other matters properly come before the Annual Meeting, the accompanying proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting, except to the extent such discretion may be limited under Rule 14a-4(c) under the Securities Exchange Act.

2015 ANNUAL MEETING OF
SHAREHOLDERS

Shareholder proposals intended for inclusion in the 2015 proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act must be directed to the Corporate Secretary, ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, New York 10176, and must be received by October 7, 2014. ABM's Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Securities Exchange Act must be submitted, in accordance with requirements of the Bylaws, not later than December 5, 2014 and not earlier than November 5, 2014.

APPENDIX A

Reconciliation of Non-GAAP Financial Measures

(in thousands)	Year Ended October 31,
	2013	2012

Reconciliation of Adjusted Income from Continuing Operations to Net Income
Adjusted income from continuing operations	$85,007	$76,122
Items impacting comparability, net of taxes	(12,107)	(13,404)

Income from continuing operations	72,900	62,718
Loss from discontinued operations, net of taxes	—	(136)

Net income	$72,900	$62,582

Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations
Adjusted income from continuing operations	$85,007	$76,122
Items impacting comparability:
Corporate initiatives and other (a)	—	(2,482)
Rebranding (b)	(3,671)	(2,755)
U.S. Foreign Corrupt Practices Act investigation (c)	(775)	(3,504)
Gain from equity investment (d)	—	2,925
Auction rate security credit loss	—	(313)
Self-insurance adjustment	(10,556)	(7,278)
Linc purchase accounting	—	—
Acquisition costs	(1,116)	(1,329)
Litigation and other settlements	(63)	(7,830)
Restructuring (e)	(3,797)	—

Total items impacting comparability	(19,978)	(22,566)
Benefit from income taxes	7,871	9,162

Items impacting comparability, net of taxes	(12,107)	(13,404)

Income from continuing operations	$72,900	$62,718

Reconciliation of Adjusted EBITDA to Net Income
Adjusted EBITDA	$205,926	$176,353
Items impacting comparability	(19,978)	(22,566)
Loss from discontinued operations, net of taxes	—	(136)
Provision for income taxes	(39,552)	(29,931)
Interest expense	(12,892)	(9,999)
Depreciation and amortization	(60,604)	(51,139)

Net income	$72,900	$62,582

(a)
Corporate initiatives and other includes the integration costs associated with The Linc Group acquisition on December 1, 2010 and data center consolidation costs.

(b)
Represents costs related to the Company's branding initiative.

(c)
Includes legal and other costs incurred in connection with an internal investigation into a foreign entity affiliated with a former joint venture partner.

(d)
The Company's share of a gain associated with property sales completed by one of its investments in a low income housing partnership.

(e)
Restructuring costs associated with realignment of our infrastructure and operations.

A-1

APPENDIX B

ABM INDUSTRIES INCORPORATED

2004 EMPLOYEE STOCK PURCHASE PLAN

AMENDED AND RESTATED JANUARY 14, 2014

            The purpose of this 2004 Employee Stock Purchase Plan (the Plan) is to provide employees the opportunity to purchase shares of the common stock of ABM Industries Incorporated (Shares) through annual offerings to be made until March 9, 2024. An aggregate of 3,000,000 Shares may be issued under the Plan. The Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Code and its provisions shall be interpreted in a manner consistent with this intent.

1.         ELIGIBILITY.    Only employees of ABM Industries Incorporated (the Corporation) and its domestic subsidiary corporations will be eligible to participate in the Plan. All such employees who are employees on the first day of the applicable Offering Period (as defined below) will be eligible to participate, except employees who own or hold options to purchase or who, as a result of participation in this Plan, would own or hold options to purchase, stock of the Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation and any current or future parent and/or subsidiary corporation(s) of the Corporation. An employee shall be considered as owning stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee.

2.         OFFERINGS.    Prior to May 1, 2006, the Plan shall be implemented by granting eligible employees the right to purchase Shares (an Offering) during offering periods of six months duration (each such period being referred to herein as a Six-Month Offering Period) commencing on the first day of May and November in each calendar year. Effective May 1, 2006, the Plan shall be implemented by granting eligible employees an Offering during offering periods one month in duration (each such period being referred to herein as a "Monthly Offering Period" and Six-Month Offering Periods and Monthly Offering Periods collectively denominated as Offering Periods) commencing on first day of each month in each calendar year.

3.
PARTICIPATION.

(a)
An employee eligible on the first day of the Offering Period (the Offering Date) of any Offering may participate in such Offering by completing and forwarding a Payroll Deduction Authorization for Purchase of ABM Stock form (Payroll Deduction Authorization Form) to the Payroll Department at such employee's branch location on or before the Offering Date. The form will authorize a regular payroll deduction from the employee's compensation.

(b)
Unless otherwise indicated, a participating employee shall automatically participate in the first Offering which commences immediately after the expiration of each Offering in which such employee acquires Shares upon expiration of the Offering Period. A participating employee is not required to file an additional Payroll Deduction Authorization Form in order to automatically participate therein. Unless otherwise indicated in an additional Payroll Deduction Authorization Form, the rate at which payroll deductions shall be accumulated with respect to any such subsequent Offering shall equal the rate applicable to the previously expired Offering.

4.         DEDUCTIONS.    The Corporation will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a regular payroll deduction with a minimum of 1% of Compensation up to a maximum of 10% of the Compensation he or she receives during the Offering Period specified for the Offering (or during such portion thereof as he or she may elect to participate).

5.         DEDUCTION CHANGES.    Prior to May 1, 2006, an employee may at any time increase or decrease his or her payroll deduction by filing a new Payroll Deduction Authorization Form. The change will become effective for the next pay period after receipt of the form. A payroll deduction may be increased only once and reduced only once during any Offering Period. An employee will be deemed to have withdrawn from an Offering if such employee reduces the payroll deduction amount to zero. In such event, any payroll deductions accumulated prior to an Offering will be refunded to the employee. Effective May 1, 2006, an employee may increase or decrease his or her payroll deduction by filing a new Payroll Deduction Authorization Form, which will become effective on the first day of the next Monthly Offering Period after receipt of the form.

6.         WITHDRAWAL OF FUNDS.    An employee may at any time and for any reason draw out the balance accumulated in his or her account, and thereby withdraw from participation in an Offering. The employee may not thereafter participate during the remainder of the Offering Period specified for the Offering. Partial withdrawals will not be permitted.

7.
PURCHASE OF SHARES.

(a)
Each employee participating in any Offering under this Plan will be granted, upon the Offering Date of such Offering, a right to purchase as many Shares as he or she may elect to purchase for up to 10% of Compensation received during the specified Offering Period to be paid by regular payroll deductions during such period.

(b)
Prior to May 1, 2006, the Purchase Price for each Share purchased under any Six-Month Offering Period will be the lesser of:

    (1)
    85% of the fair market value of one Share on the Offering Date of such Offering or

    (2)
    85% of the fair market value of one Share on the day on which the right to purchase is exercised and the Shares are purchased pursuant to the terms of this Plan.

(c)
Effective May 6, 2006, the Purchase Price for each Share purchased under any Monthly Offering Period will be 95% of the fair market value of one Share on the day on which the right to purchase is exercised and the Shares are purchased pursuant to the terms of this Plan.

(d)
At any time, the Board of Directors of the Corporation (the Board) reserves the right to further increase the Purchase Price for each Share under this Plan in the event of changes in the rules for financial reporting as set forth by the Financial Accounting Standards Board, the Securities and Exchange Commission, and/or the New York Stock Exchange.

(e)
Prior to May 1, 2006 as of the last day of each calendar month during any Six-Month Offering Period and effective May 1, 2006 as of the last day of any Monthly Offering Period, the account of each participating employee shall be totaled and the employee shall be deemed to have exercised his or her right to purchase Shares at the applicable price in effect on the last trading day of the applicable month. Such purchase shall be for the lesser of (i) the number of full Shares purchasable with the funds in his or her account at such price or (ii) the maximum number of Shares which may be purchased by the employee in the Offering (as determined pursuant to Section 8) and prior to May 1, 2006, less the number of Shares, if any, previously purchased under the same Offering. The employee's account shall be charged for the amount of the purchase, and a book entry shall be credited on the books and records of the Corporation for the Shares so purchased.

(f)
Payroll deductions may be made under each Offering to the extent authorized by the employee, subject to the maximum and minimum limitations imposed for each such Offering. Any balance in an employee's account which is not used to purchase Shares because of the application of the maximum Share limitation as determined pursuant to Section 8, shall be returned to the participating employee.

8.         LIMITATION ON PURCHASE OF SHARES.    Anything contained in this Plan notwithstanding, no employee may be granted a right to purchase which permits such employee's rights to purchase stock under all employee stock purchase plans of the Corporation and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such right to purchase is granted) for each calendar year in which such right to purchase is outstanding at any time. For this purpose (a) the right to purchase stock accrues when such right (or any portion thereof) first becomes exercisable during the calendar year; (b) the right to purchase stock accrues at the rate provided in the Offering, but in no case may such rate exceed $25,000 of the fair market value of such stock (determined at the time such right to purchase is granted) for any one calendar year; and (c) a right to purchase which has accrued under one Offering may not be carried over to any other Offering.

9.         RESTRICTION ON SALE OF SHARES.    Shares purchased pursuant to this Plan are subject to a minimum holding period of six months following purchase before sale of such Shares shall be permitted. All certificated Shares issued pursuant to a purchase under this Plan shall bear a legend stating this minimum holding period.

10.       BOOK ENTRIES.    Book entries shall be credited on the books and records of the Corporation for the Shares purchased only in the name of the employee, or if he or she so indicated on his or her Payroll Deduction Authorization Form, jointly with a member of his or her family with rights of survivorship.

11.
DEFINITIONS.

            "Compensation" means all cash compensation.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Fair Market Value" means the average of the high and low prices of the Corporation's Common Stock composite transactions on the New York Stock Exchange on the applicable day, or if no sales were made on that day, the average of the high and low prices on the next preceding day on which sales are made.

            "Parent corporation" means a corporation described in Section 424(e) of the Code.

            "Subsidiary corporation" means a corporation described in Section 424(f) of the Code.

12.       RIGHTS AS A STOCKHOLDER.    None of the rights or privileges of a stockholder of the Corporation shall exist with respect to Shares purchased under this Plan unless and until a book entry has been credited on the books and records of the Corporation for the Shares purchased.

13.       RIGHT ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT.    Prior to May 1, 2006, in the event of a participating employee's retirement, death, or termination of employment other than on the last working day in the month of October or April during an Offering Period, no payroll deduction shall be taken from any pay due and owing to him or her at such time. Effective May 1, 2006, in the event of a participating employee's retirement, death, or termination of employment other than on the last working day of a month, no payroll deduction shall be taken from any pay due or owing to him or her at such time. The balance in the participating employee's account shall be paid to the employee, or, in the event of death, to his or her surviving spouse, or if none to the participating employee's surviving children in equal shares, or if none to the participating employee's parents, or if none to the participating employee's estate.

14.       RIGHTS NOT TRANSFERABLE.    Rights granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during his or her lifetime only.

15.       APPLICATION OF FUNDS.    Funds received or held by the Corporation under this Plan may be used for any corporate purpose.

16.       ADJUSTMENT IN CASE OF CHANGES AFFECTING THE STOCK.    In the event of a "split" of outstanding Shares, the payment of a stock dividend or a consolidation of Shares, the number of Shares reserved or authorized to be reserved under this Plan, the maximum number of Shares available for purchase under the Plan as provided in Section 8, and the Shares covered by outstanding grants to participating employees, shall be adjusted proportionately, and the Purchase Price for each participant at such time shall be adjusted proportionately, and such other adjustment shall be made as may be deemed equitable by the Board. In the event of any other change affecting the Corporation's Common Stock, such adjustment shall be made as may be deemed equitable by the Board to give proper effect to such event.

17.       AMENDMENT OF THE PLAN.    The Board may at any time, or from time to time, amend this Plan in any respect, except that, to the extent required to maintain this Plan's qualifications under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, any such amendment shall be subject to stockholder approval.

18.       TERMINATION OF THE PLAN.    This Plan and all rights of employees under any Offering hereunder shall terminate:

(a)
on the day that participating employees become entitled to purchase a number of Shares equal to or greater than the number of Shares remaining available for purchase. If the number of Shares so purchasable is greater than the Shares available, Shares shall be allocated on a pro rata basis among such participating employees; or

(b)
at any time, at the discretion of the Board.

No Offering hereunder shall be made under which the Offering Period shall extend beyond March 5, 2024. Upon termination of this Plan, all amounts in the accounts of participating employees shall be promptly refunded.

19.       ADMINISTRATION. The Plan will be administered by the Compensation Committee of the Board (the Committee) or its authorized delegate. The Committee will have authority to make rules and regulations for the administration of the Plan. Its interpretations and decisions with regard thereto shall be final and conclusive.

20.       GOVERNMENTAL REGULATIONS. The Corporation's obligation to sell and deliver its Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ABM INDUSTRIES INCORPORATED M65598-P45377 ABM INDUSTRIES INCORPORATED 551 5TH AVENUE SUITE 300 NEW YORK, NY 10176 2. Proposal to ratify the selection of KPMG LLP as ABM Industries Incorporated's independent registered public accounting firm for fiscal year 2014. 3. Proposal to approve, by advisory vote, executive compensation. 4. Proposal to amend the ABM Employee Stock Purchase Plan. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 01) Anthony G. Fernandes 02) Maryellen C. Herringer 03) Stephen M. Kadenacy 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: ! ! ! ! ! ! The Board of Directors recommends you vote FOR proposals 2, 3 and 4: For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! !

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 5, 2014 The undersigned hereby appoints J. Philip Ferguson, Luke S. Helms, and Sudhakar Kesavan and each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this card, all the shares of common stock of ABM Industries Incorporated which the undersigned is entitled to vote at the Annual Meeting of Shareholders of ABM to be held on March 5, 2014, or at any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. The undersigned also appoints these persons, in their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K for the Fiscal Year Ended October 31, 2013 and the ABM 2013 Annual Report to Shareholders are available at www.proxyvote.com. Continued and to be signed on reverse side M65599-P45377